Exhibit 99.1




                    OPEN END MORTGAGE, AND SECURITY AGREEMENT
                         AND FIXTURE FINANCING STATEMENT
                       WITH ASSIGNMENT OF LEASES AND RENTS
                (THIS MORTGAGE TO SECURE PRESENT AND FUTURE LOANS
             UNDER RHODE ISLAND GENERAL LAWS CHAPTER 25 OF TITLE 34)

                                   Dated as of

                                January 11, 1999

                                   granted by

                  KVH Industries, Inc., a Delaware Corporation

                                       to

                           IDS Life Insurance Company
















                                    Prepared
                                       by
                                       and
                                      after
                                   recording,
                                     return
                                       to:

             Michael D. Moriarty, Esq. Locke Reynolds Boyd & Weisell
                            1000 Capital Center South
                            201 North Illinois Street
                             Indianapolis, IN 46204
                                 (317) 237-3800

                    Open End Mortgage, and Security Agreement
                         and Fixture Financing Statement
                       with Assignment of Leases and Rents
                (THIS MORTGAGE TO SECURE PRESENT AND FUTURE LOANS
             UNDER RHODE ISLAND GENERAL LAWS CHAPTER 25 OF TITLE 34)


                                                           TABLE OF CONTENTS

Section                                     Heading                                                    Page

Parties and Recitals

Granting Clause

ARTICLE I GENERAL REPRESENTATIONS AND WARRANTIES                                                          5

         SECTION 1.1 REPRESENTATIONS AND WARRANTIES                                                       5
         SECTION 1.2 CONTINUING OBLIGATION                                                                7

ARTICLE 2 COVENANTS AND AGREEMENTS                                                                        8

         SECTION 2.1  PAYMENT OF INDEBTEDNESS; OBSE~VANCE                                                 8
         SECTION 2.2  MAINTENANCE; REPAIRS                                                                8
         SECTION 2.3  PAYMENT OF OPERATING COSTS, LIENS AND OTHER INDEBEDNESS                             9
         SECTION 2.4  PAYMENT OF IMPOSITIONS                                                              9
         SECTION 2.5  CONTEST OF LIENS AND IMPOSITIONS                                                    9
         SECTION 2 6  PROTECTION OF SECURITY                                                              10
         SECTION 2.7  ANNUAL STATEMENTS                                                                   10
         SECTION 2.8  ADDITIONAL ASSURANCES                                                               11
         SECTION 2.9  DUE ON SALE OR MORTGAGING, ETC                                                      II
         SECTION 2.10  TRANSFER PERMITTED                                                                 12

ARTICLE 3 INSURANCE AND ESCROWS                                                                           14

         SECTION 3.1  INSURANCE                                                                           14
         SECTION 3.2  ESCROWS                                                                             16

ARTICLE 4 UNIFORM COMMERCIAL CODE                                                                         18

         SECTION 4.1  SECURITY AGREEMENT                                                                  18
         SECTION 4.2  FIXTURE FILING                                                                      18
         SECTION 4.3  REPRESENTATIONS AND AGREEMENTS                                                      18
         SECTION 4.4  MAINTENANCE OF PROPERTY                                                             19

ARTICLE 5 APPLICATION OF INSURANCE AND AWARDS                                                             20

         SECTION 5.1  DAMAGE OR DESTRUCTION OF THE PREMISES                                               20
         SECTION 5.2  CONDEMNATION                                                                        20
         SECTION 5.3  DISBURSEMENT OF INSURANCE AND CONDEMNATION PROCEEDS                                 21
         *SECTION 5.4 MORTGAGEE TO MAKE INSURANCE PROCEEDS AVAILABLE                                      23

ARTICLE 6 LEASES AND RENTS                                                                                23

         SECTION 6.1  MORTGAGOR TO COMPLY WITH LEASES                                                     23
         SECTION 6.2  MORTGAGEE'S RIGHT TO PERFORM UNDER LEASES                                           24
         SECTION 6.3  ASSIGNMENT OF LEASES AND RENTS                                                      24
         SECTION 6.4  BANKRUPTCY                                                                          26









ARTICLE 7 RIGHTS OF MORTGAGEE                                                                             27

         SECTION 7.1  RIGHT TO CURE EVENT OF DEFAULT                                                      27
         SECTION 7.2  NO CLAIM AGAINST MORTGAGEE                                                          27
         SECTION 7.3  INSPECTION                                                                          27
         SECTION 7.4  WAIVERS; RELEASES; RESORT TO OTHER SECURITY, ETC                                    28
         SECTION 7.5  RIGHTS CUMULATIVE                                                                   28
         SECTION 7.6  SUBSEQUENT AGREEMENTS                                                               28
         SECTION 7.7  WAIVER OF APPRAISEMENT, HOMESTEAD, MARSHALING                                       28
         SECTION 7.8  BUSINESS LOAN REPRESENTATION                                                        29
         SECTION 7.9  DISHONORED CHECKS                                                                   29

ARTICLE 8 EVENTS OF DEFAULT AND REMEDIES                                                                  29
         SECTION 8.1  EVENTS OF DEFAULT                                                                   29
         SECTION 8.2  MORTGAGEE'S RIGHT TO ACCELERATE                                                     30
         SECTION 8.3  REMEDIES OF MORTGAGEE AND RIGHT TO FORECLOSE                                        30
         SECTION 8.4  RECEIVER                                                                            31
         SECTION 8.5  RIGHTS UNDER UNIFORM COMMERCIAL CODE                                                31
         SECTION 8.6  RIGHT TO DISCONTINUE PROCEEDINGS                                                    31
         SECTION 8.7  WAIVERS                                                                             32

ARTICLE 9 HAZARDOUS MATERIALS                                                                             32
         SECTION 9.I  DEFINITIONS                                                                         32
         SECTION 9:2  REPRESENTATIONS BY MORTGAGOR                                                        32
         SECTION 9.3  COVENANTS OF MORTGAGOR                                                              33
         SECTION 9.4  EVENTS OF DEFAULT AND REMEDIES                                                      34
         SECTION 9.5  INDEMNIFICATION                                                                     34
         SECTION 9.6  LOSS OF VALUE                                                                       35

ARTICLE 10 MISCELLANEOUS                                                                                  35

         SECTION 10.1  RELEASE OF MORTGAGE                                                                35
         SECTION 10.2  CHOICE OF LAW                                                                      35
         SECTION 10.3  SUCCESSORS AND ASSIGNS                                                             35
         SECTION 10.4  PARTIAL INVALIDITY                                                                 35
         SECTION 10.5  CAPTIONS AND HEADINGS                                                              35
         SECTION 10.6  NOTICES                                                                            36
         SECTION 10.7  BUILDING USE                                                                       36
         SE~ON 10.8  MANAGEMENT OF THE PREMISES                                                           36
         SECTION 10.9  AMENDMENT/MODIFICATION                                                             36
         SECTION 10.10  REPRESENTATIONS OF MORTGAGOR                                                      36
         SECTION 10.11  MORTGAGEE'S EXPENSE                                                               37
         SECTION 10.12  MORTGAGEE'S RIGHT TO COUNSEL                                                      37
         SECTION 10.13  OTHER REPRESENTATIONS AND WARRANTIES                                              38
         SECTION 10.14  LIMITATION OF INTEREST                                                            38
         SECTION 10.15  TIME OF THE ESSENCE                                                               38
         SECTION 10.16  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS                             39

         SECTION 10.17  WAIVER OF JURY TRIAL                                                              39
         SECTION 10.18  MINIMUM REQUIREMENT                                                               39
         SECTION 10.19  FUTURE ADVANCE MORTGAGE                                                           39
EXHIBIT  42

         LEGAL DESCRIPTION                                                                                42

EXHIBIT  43

         PERMITTED ENCUMBRANCES                                                                           43



                    OPEN END MORTGAGE, AND SECURITY AGREEMENT
                         AND FIXTURE FINANCING STATEMENT
                       WITH ASSIGNMENT OF LEASES AND RENTS
                (THIS MORTGAGE TO SECURE PRESENT AND FUTURE LOANS
             UNDER RHODE ISLAND GENERAL LAWS CHAPTER 25 OF TITLE 34)

         THIS Indenture ("Mortgage") is made and delivered as of the 11th day of January, 1999 by KVH Industries, Inc., a Delaware corporation ("Mortgagor"), having a mailing address of 50 Enterprise Center, Middletown, Rhode Island 02842, Attention: Mr. Richard Forsythe, for the benefit of IDS Life Insurance Company, a Minnesota corporation ("Mortgagee"), having a mailing address of do American Express Financial Corporation, 733 Marquette Avenue, Minneapolis, Minnesota 55402, Attention: Real Estate Loan Management, Unit #401.

         WITNESSETH, that Mortgagor, in consideration of the Indebtedness hereinafter defined and the sums advanced to Mortgagor in hand paid by Mortgagee, receipt whereof is hereby acknowledged, does hereby MORTGAGE, WARRANT WITH WARRANTY COVENANTS AND MORTGAGE COVENANTS, GRANT, BARGAIN, SELL AND CONVEY AND THIS MORTGAGE IS MADE UPON THE STATUTORY CONDITION AND WITH THE STATUTORY POWER OF SALE unto Mortgagee, its successors and assigns, forever, AND GRANTS TO MORTGAGEE A SECURITY INTEREST IN the following properties to secure payment of the Note and all amounts owing under the Note and any documents securing the Note (all of the following being hereafter collectively referred to as the "Premises"):

                                GRANTING CLAUSE A
                                  REAL PROPERTY

         All the tracts or parcels of real property lying and being in Middletown, County of Newport, State of Rhode Island, all as more fully described in Exhibit "A" attached hereto and made a part hereof, together with all the estates and rights in and to the real property, water, mineral or oil rights and in and to lands lying in streets, alleys and roads or gores of land adjoining the real property and all buildings, structures, improvements and annexations, access rights, easements, rights of way or use, servitudes, licenses, tenements, hereditaments and appurtenances now or hereafter belonging or pertaining to the real property and all proceeds and products derived therefrom whether now owned or hereafter acquired.

                                GRANTING CLAUSE B
                        IMPROVEMENTS, FIXTURES, EOUIPMENT
                                PERSONAL PROPERTY

         All buildings, equipment, fixtures, improvements, building supplies and materials and personal property, now or hereafter attached to and necessary for the management or maintenance of the improvements on the Premises including, but without being limited to, all machinery, fittings, fixtures, apparatus, equipment or articles used to supply heating, gas, electricity, air conditioning, water, light, waste disposal, power, refrigeration, ventilation, and fire and sprinkler protection, as well as all elevators, escalators, overhead cranes, hoists and assists, and the like, and all furnishings, draperies, maintenance and repair equipment, window and structural cleaning rigs and equipment, floor coverings, appliances, screens, storm windows, blinds, awnings, shrubbery and plants (including Mortgagor's interest in any lease of the foregoing) now or hereafter necessary for the management or maintenance of the Premises, it being understood that the enumeration of specific articles of property shall in ~o way be held to exclude like items of property not specifically enumerated, as well as renewals, replacements, proceeds, additions, accessories, increases, parts, fittings, insurance payments, awards and substitutes thereof, together with all interest of Mortgagor in any such items hereafter acquired, and all personal property which by the terms of any lease for occupancy of the Premises shall become the property of Mortgagor at the termination of such lease, all of which personal property mentioned herein shall be deemed fixtures and accessory to the freehold and a part of the realty and not severable in whole or in part without material injury to the Premises, but excluding therefrom the removable personal property owned by any tenants and Mortgagor, in the Premises and also specifically excluding Mortgagor's inventory, trademarks, tradenames (other than the name "50 Enterprise Center"), accounts receivable and other items of personal property and Mortgagor's machinery or fixtures relating to the conduct of Mortgagor's business.

                                GRANTING CLAUSE C
                            RENTS, LEASES AND PROFITS

         All rents, issues, income, revenue, receipts, fees, and profits now due or which may hereafter become due under or by virtue of and together with all right, title and interest of Mortgagor in and to any lease, license, sublease, contract or other kind of occupancy agreement, whether written or verbal, for the use or occupancy of the Premises or any part thereof together with all security therefor and all monies payable thereunder, including, without limitation, tenant security deposits, and all books and records which contain information pertaining to payments made thereunder and security therefor, subject, however, to the conditional permission herein given to Mortgagor to collect the rents, income and other normal income benefits arising under any agreements. Mortgagee shall have the right, not as a limitation or condition hcreof but as a personal covenant available only to Mortgagee, at any time and from time to time, to notify any lessee of the rights of Mortgagee hereunder.

         Together with all right, title and interest of Mortgagor in and to any and all contracts for sale and purchase of all or any part of the property described in Granting Clauses A, B and C hereof, and any down payments, earnest money deposits or other sums paid or deposited in connection therewith.

                                GRANTING CLAUSE D
                         JUDGMENTS, CONDEMNATION AWARDS,
                               INSURANCE PROCEEDS,
                                AND OTHER RIGHTS

         All awards, compensation or settlement proceeds made by any governmental or other lawful authorities for the threatened or actual taking or damaging by eminent domain of the whole or any part of the Premises, including any awards for a temporary taking, change of grade of streets or taking of access, together with all insurance proceeds resulting from a casualty to any portion of the Premises; all rights and interests of Mortgagor against others, including adjoining property owners, arising out of damage to the property including damage due to environmental injury or release of hazardous substances.

                                GRANTING CLAUSE E
                       LICENSES, PERMITS, EOUIPMENT LEASES
                             AND SERVICE AGREEMENTS

         All right, title and interest of Mortgagor in and to any licenses, permits, regulatory approvals, government authorizations and equipment or chattel leases, service contracts or agreements and all proceeds therefrom, arising from, issued in connection with or in any way related to the management, maintenance or security of the Premises, together with all replacements, additions, substitutions and renewals thereof, which may be assigned pursuant to agreement or law.

                                GRANTING CLAUSE F
                  ACCOUNTS, GENERAL INTANGIBLES AND TRADENAMES

         All escrow accounts, if any, established pursuant to Section 3.2 hereof as security for the payment of Impositions (as defined in Section 2.4 hereof) and insurance premiums, and the name "50 Enterprise Center" or any derivation thereof), now owned or hereafter acquired by the Mortgagor, and all proceeds therefrom, whether cash or non-cash, all as defined in Article 9 of the Uniform Commercial Code of the State of Rhode Island, as amended.

                                GRANTING CLAUSE G
                                    PROCEEDS

         All sale proceeds, refinancing proceeds or other proceeds, including deposits and down payments derived from or relating to the property described in Granting Clauses A through F above.

         AND MORTGAGOR for Mortgagor, Mortgagor's successors and assigns, covenants with Mortgagee, its successors and assigns, that Mortgagor is lawfully seized of the Premises and has good right to sell and convey the same; that the Premises are free from all encumbrances except as may be set forth in Exhibit "B" attached hereto and made a part hereof (hereinafter referred to as the "Permitted Encumbrances"); that Mortgagee, its successors and assigns, shall quietly enjoy and possess the Premises; and that Mortgagor, its successors and assigns, will WARRANT AND DEFEND the title to the same against all lawful claims not specifically excepted in this Mortgage.

         TO HAVE AND TO HOLD THE SAME, together with the possession and right of possession of the Premises, unto Mortgagee, its successors and assigns, forever.

         PROVIDED NEVERTHELESS, that if Mortgagor, Mortgagor's heirs, administrators, personal representatives, successors or assigns, shall pay to Mortgagee, its successors or assigns, the sum of Three Million and 00/100 Dollars and 00/100 Dollars ($3,000,000.00), according to the terms of that certain Promissory Note in said principal amount (hereinafter referred to as the "Note") of a contemporaneous date herewith executed by Mortgagor and payable to Mortgagee, the terms and conditions of which are incorporated herein by reference (including the maturity date of such Note which is (February 1, 2009) and made a part hereof, together with any extensions or renewals thereof, due and payable with interest thereon as provided therein, the balance of said principal sum together with interest thereon being due and payable, and shall repay to Mortgagee, its successors or assigns, at the times demanded and with interest thereon at the same rate specified in the Note, all sums advanced hereunder in protecting the lien of this Mortgage, in payment of taxes on the Premises, in payment of insurance premiums covering improvements thereon, in payment of principal and interest on prior liens, in payment of expenses and reasonable attorneys' fees herein provided for and all sums advanced for any other purpose authorized herein (the Note and all such sums, together with interest thereon, and premium, if any, being hereinafter collectively referred to as the "Indebtedness"), and shall keep and perform all of the covenants and agreements herein contained, then this Mortgage (and other recorded loan documents) shall become null and void, and shall be released and discharged at Mortgagor's expense.

AND IT IS FURTHER COVENANTED AND AGREED AS FOLLOWS:

                                    ARTICLE 1
                     GENERAL REPRESENTATIONS AND WARRANTIES

     SECTION 1.1 REPRESENTATIONS AND WARRANTIES. Mortgagor represents and warrants to Mortgagee, its successors and assigns, that, as of the date hereof:

         (a) Mortgagor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware has been duly qualified to do business in the State of Rhode Island, and has all requisite power and authority to own and operate the Premises, to enter into the Note, this Mortgage, that certain Assignment of Leases, Assignment of Rents and Hazardous Materials Indemnity Agreement of contemporaneous date herewith ("Assignment of Leases", "Assignment of Rents", and "Hazardous Materials Indemnity Agreement", respectively and any other document securing the Note, to execute all other documents relating to the loan evidenced by the Note (the "Loan") and make all representations and covenants contained in such documentation. The Note, this Mortgage, the Assignment of Leases, the Assignment of Rents, the Hazardous Materials Indemnity Agreement, all UCC Financing Statements and all other documents, instruments and agreements relating to any of them or evidencing or securing the Loan are herein individually and collectively referred to as the "Loan Documents."
         Mortgagor has the power and authority to borrow the monies and otherwise assume and perform as contemplated hereunder and under all documents relating to or executed in connection with the Indebtedness, and is in compliance with all laws, regulations, ordinances and orders of public authorities applicable to it.

         (b) Neither the borrowing of the monies nor the execution and delivery of the Note, this Mortgage, the Assignment of Leases, the Assignment of Rents, the Hazardous Materials Indemnity Agreement or any other Loan Document nor the performance or the provisions of the agreements therein contained on the part of Mortgagor will contravene, violate or constitute a default under the Articles of Incorporation or By-Laws of Mortgagor, or any agreement with the shareholders of Mortgagor, or any creditors of Mortgagor, or any law, ordinance, governmental regulation, agreement or indenture to which Mortgagor is a party or by which Mortgagor or Mortgagor's properties are bound.

         (c) There are no (i) bankruptcy proceedings involving Mortgagor and none is contemplated; (ii) dissolution proceedings involving Mortgagor and none is contemplated; (iii) unsatisfied judgments of record against Mortgagor; or (iv) tax liens filed against Mortgagor.

          (d) The Note, this Mortgage, the Assignment of Leases, the Assignment of Rents and the other Loan Documents have been duly executed and delivered by Mortgagor and constitute the legal, valid and binding obligations of Mortgagor, enforceable in accordance with their terms.

         (e) There are no judgments, suits, actions or proceedings at law or in equity or by or before any governmental instrumentality or agency now pending against or, to the best of Mortgagor's knowledge, threatened against Mortgagor or its properties, or both, nor has any judgment, decree or order been issued against Mortgagor or its properties, or both, which would have a material adverse effect on the Premises or the financial condition of Mortgagor or Mortgagor's properties.

         (f) No consent or approval of any regulatory authority having jurisdiction over Mortgagor is necessary or required by law as a prerequisite to the execution, delivery and performance of the terms of the Note, this Mortgage, the Assignment of Leases, the Assignment of Rents, the Hazardous Materials Indemnity Agreement, or any other Loan Document.

         (g) Mortgagor is not, as of the date hereof, in default in the payment or performance of any of Mortgagor's material obligations in connection with borrowed money or any other major obligation.

         (h) The Premises is free from any mechanics' or materialmen's liens or claims. There has been no labor or materials furnished to the Premises that has not been paid for in full.

         (i) Mortgagor has no notice, information or knowledge of any change contemplated in any applicable law, ordinance, regulation, or restriction, or any judicial, administrative, governmental or quasi-governmental action, or any action by adjacent land owners, or natural or artificial condition existing upon the Premises which would limit, restrict, or prevent the contemplated or intended use and purpose of the Premises.

         (j) There is no pending condemnation or similar proceeding affecting the Premises, or any portion thereof, nor to the best knowledge of Mortgagor, is any such action being presently contemplated.

         (k) No part of the Premises is being used for agricultural purposes or being used for a personal residence by Mortgagor or any shareholder of Mortgagor.

         (l) The Premises is undamaged by fire, windstorm, or other casualty.

         (m) Except as otherwise disclosed in writing to Mortgagee, the Premises complies with all zoning ordinances, energy and environmental codes, building and use restrictions and codes, and any requirements with respect to licenses, permits and agreements necessary for the lawful use and operation of the Premises.

         (n) The heating, electrical, sanitary sewer plumbing, storm sewer plumbing, potable water plumbing and other building equipment, fixtures and fittings in the existing improvements on the Premises are in good condition and working order, are adequate in quantity and quality for normal and usual use, and are fit for the purposes intended and the use contemplated.

         (o) The Premises is covered by a tax parcel(s) which pertain to the Premises only and not to any property which is not subject to the Mortgage.

         (p) The Premises is improved with a three (3)-story office building containing approximately seventy five thousand (75,000) net rentable square feet and related on-site parking for approximately two hundred ninety five (295) vehicles which is located at 50 Enterprise Center, Middletown, Rhode Island and commonly known as 50 Enterprise Center and has frontage on, and direct access for ingress and egress to Enterprise Center.

         (q) Mortgagor has good and clear record and marketable title in fee to such of the Premises as is real property, subject to no liens, encumbrances or restrictions other than Permitted Encumbrances.

         SECTION 1.2 CONTINUING OBLIGATION. Mortgagor further warrants and represents that all statements made hereunder are true and correct and that all financial statements, data and other information provided to Mortgagee by Mortgagor relating to or provided in connection with this transaction has not and does not contain any statement which, at the time and in the light of the circumstances under which it was made, would be false or misleading with respect to any material fact, or would omit any material fact necessary in order to make any such statement contained therein not false or misleading in any material respect, and since such statement, data or information was provided there has been no material change thereto or to the condition of Mortgagor. Should Mortgagor subsequently obtain knowledge that any such representation was or is untrue, Mortgagor shall immediately notify Mortgagee as to the untrue nature of said representation and agrees, to the extent possible, to take action as may be necessary to cause such representation to become true.

                                    ARTICLE 2
                            COVENANTS AND AGREEMENTS

         Mortgagor covenants and agrees for the benefit of Mortgagee, its successors and assigns, as follows:

         SECTION 2.1 PAYMENT OF INDEBTEDNESS; OBSERVANCE OF COVENANTS. Mortgagor will duly and punctually pay each and every installment of principal, premium, if any, and interest on the Note, all deposits required herein, and all other Indebtedness secured hereby, as and when the same shall become due, and shall duly and punctually perform and observe all of the covenants, agreements and provisions contained herein, in the Note and any other instrument given as security for the payment of the Note as such instrument may be amended, modified, restated and in effect from time to time.

SECTION 2.2 MAINTENANCE; REPAIRS. Mortgagor agrees that it will keep and maintain the Premises in good, first class condition, repair and operating condition free from any waste or misuse, and will comply with all requirements of law, municipal ordinances and regulations, restrictions and covenants affecting the Premises and their use, and will promptly repair or restore any buildings, improvements or structures now or hereafter on the Premises, which may become damaged or destroyed, to their condition prior to any such damage or destruction. Mortgagor further agrees that without the prior written consent of Mortgagee (which such consent shall not be unreasonably withheld or delayed), it will not remove or expand any improvements on the Premises, erect any new improvements or make any material alterations in any improvements which will alter the basic structure, adversely affect the market value or change the existing architectural character of the Premises, and agrees that any other buildings, structures and improvements now or hereafter constructed on or in the Premises or repairs made to the Premises shall be completed in a good and workmanlike manner, in accordance with all applicable governmental laws, regulations, requirements and permits and in accordance with plans and specifications previously delivered to and approved in advance in writing by Mortgagee. Mortgagor agrees not to acquiesce in any rezoning classification, modification or restriction affecting the Premises without the written consent of Mortgagee. Mortgagor agrees that it will not abandon or vacate the Premises. Mortgagor agrees that it will provide, improve, grade, surface and thereafter maintain, clean, repair and adequately light all parking areas within the Premises, together with any sidewalks, aisles, streets, driveways and curb cuts and sufficient paved areas for ingress and right-of-way to and from the adjacent public thoroughfare necessary or desirable for the use thereof and maintain all landscaping thereon. Mortgagor shall obtain and at all times keep in full force and effect such governmental approvals as may be necessary to comply with all governmental requirements relating to Mortgagor and the Premises.

         SECTION 2.3 PAYMENT OF OPERATING COSTS; LIENS AND OTHER INDEBTEDNESS. Mortgagor agrees that it will pay all operating costs and expenses of the Premises; keep the Premises free from mechanics' liens, materialmen's liens, judgment liens and other liens, executions, attachments or levies (hereinafter collectively referred to as "Liens"); and will pay when due all permitted indebtedness which may be secured by a mortgage, lien or charge on the Premises, whether prior to, subordinate to or of equal priority with the lien hereof, and upon request will exhibit to Mortgagee satisfactory evidence of such payment and discharge.

         SECTION 2.4 PAYMENT OF IMPOSITIONS. Mortgagor will pay when due and before any penalty or interest attaches because of delinquency in payment, all taxes, installments of assessments, water charges, sewer charges, and other fees, taxes, charges and assessments of every kind and nature whatsoever assessed or charged against or constituting a lien on the Premises or any interest therein or the Indebtedness (hereinafter collectively referred to as the "Impositions"); and will upon demand furnish to Mortgagee proof of the payment of any such Impositions. In the event of a court decree or an enactment after the date hereof by any legislative authority of any law imposing upon mortgagees the payment of the whole or any part of the Impositions herein required to be paid by Mortgagor, or changing in any way the laws relating to the taxation of mortgages or debts secured by mortgages or a mortgagee's interest in mortgaged premises, so as to impose such Imposition on Mortgagee or on the interest of Mortgagee in the Premises, then, in any such event, Mortgagor shall bear and pay the full amount of such Imposition, provided that if for any reason payment by Mortgagor of any such Imposition would be unlawful, or if the payment thereof would constitute usury or render the Indebtedness wholly or partially usurious, Mortgagee, at its option, may declare the whole sum secured by this Mortgage with interest thereon to be immediately due and payable, without prepayment fee, or Mortgagee, at its option, may pay that amount or portion of such Imposition as renders the Indebtedness unlawful or usurious, in which event Mortgagor shall concurrently therewith pay the remaining lawful and non-usurious portion or balance of said Imposition.

         SECTION 2.5 CONTEST OF LIENS AND IMPOSITIONS. Mortgagor shall not be required to pay, discharge or remove any Liens or Impositions so long as Mortgagor shall in good faith contest the same or the validity thereof, by appropriate legal proceedings which shall operate to prevent the collection of the Liens or Impositions so contested and the sale of the Premises, or any part thereof to satisfy the same, provided that Mortgagor shall, prior to any such contest, have given such security as may be demanded by Mortgagee to ensure such payments and prevent any sale or forfeiture of the Premises by reason of such nonpayment. Any such contest shall be prosecuted in accordance with the laws and rules pertaining to such contests and in all events with due diligence and Mortgagor shall promptly after final determination thereof pay the amount of any such Liens or Impositions so determined, together with all interest and penalties, which may be payable in connection therewith. Notwithstanding the provisions of this Section, Mortgagor shall (and if Mortgagor shall fail so to do, Mortgagee may but shall not be required to) pay any such Liens or Impositions notwithstanding such contest if, in the reasonable opinion of Mortgagee, the Premises shall be in jeopardy or in danger of being forfeited or foreclosed.

         SECTION 2.6 PROTECTION OF SECURITY Mortgagor agrees to promptly notify Mortgagee of and appear in and defend any suit, action or proceeding that affects the value of the Premises, the Indebtedness or the rights or interest of Mortgagee hereunder. Mortgagee may elect to appear in or defend any such action or proceeding and Mortgagor agrees to indemnify and reimburse Mortgagee from any and all loss, damage, expense or cost arising out of or incurred in connection with any such suit, action or proceeding, including costs of evidence of title and reasonable attorneys' fees.

         SECTION 2.7 ANNUAL STATEMENTS. Within one hundred twenty (120) days after the end of each of its fiscal years during the term of this Mortgage, Mortgagor, and any successor to the interest of Mortgagor in the Premises, will furnish to Mortgagee annual financial statements of Mortgagor or such successor and of any guarantor of the Loan and annual certified operating statements of the Premises, which shall include all relevant financial information showing at a minimum, but shall not be limited to, gross income (itemized as to source), operating expenses (itemized), depreciation charges, and net income before and after federal income taxes and such additional information as Mortgagee may from time to time reasonably request. The financial statements and the operating statements shall be certified by the Mortgagor. Both the financial and operating statements shall be prepared at the expense of Mortgagor. All of the above required statements shall be prepared in reasonable detail, conform to generally accepted accounting principles, and be reasonably satisfactory in form and content to Mortgagee. Mortgagor or any successor Mortgagor, if the Premises are conveyed pursuant to a transfer permitted by Mortgagee, shall provide (a) as to a corporate entity, such entity shall submit annual audited financial statements of the corporation and any supplemental schedules provided corporate stockholders, (b) as to an individual(s), such individual(s) shall submit annual statements certified by each individual or by an independent certified public accountant in good standing and shall include a balance sheet and a profit and loss statement, and (c) as to a partnership, trust entity or limited liability company, the partnership, trust or limited liability company shall submit annual reports certified by an authorized partner, trustee or member. Mortgagor covenants that it shall keep true and accurate records of the operation of the Premises. In the event Mortgagor fails after notice to furnish any of the statements as required herein or upon an Event of Default, as herein defined, Mortgagee may cause an audit to be made of the respective books and records at the sole cost and expense of Mortgagor. Mortgagee also shall have the right to examine at their place of safekeeping all books, accounts and records relating to the operation of the Premises, to make copies or abstracts therefrom and to discuss the affairs, finances or accounts with the officers of Mortgagor and Mortgagor's accountants. Said examination shall be at Mortgagee's expense unless an Event of Default has occurred or Mortgagor's statements are found to contain significant discrepancies, in which case the examination shall be at Mortgagor's expense.

Mortgagor shall also furnish a rent roll in form reasonably acceptable to Mortgagee of all tenants having leases on the Premises on an annual basis along with the operating statements provided for above or at such other times as requested by Mortgagee from time to time. Notwithstanding the foregoing provisions of this Section 2.7, provided Mortgagor is the obligor under the Note and the sole occupant of the Premises and there is no Event of Default hereunder, Mortgagee shall not require submission of annual operating statements of the Premises or an annual rent roll.

         SECTION 2.8 ADDITIONAL ASSURANCES. Mortgagor agrees upon request by Mortgagee to execute and deliver further instruments, financing statements and/or continuation statements under the Uniform Commercial Code and assurances and will do such further acts as may be reasonably necessary or proper to carry Out more effectively the purposes of this Mortgage and without limiting the foregoing, to make subject to the lien hereof any property agreed to be subjected hereto or covered by the granting clause hereof, or intended so to be. Mortgagor agrees to pay any recording fees, filing fees, stamp taxes or other charges arising Out of or incident to the filing, the issuance and delivery of the Note, the filing or recording of the Mortgage or the delivery filing and recording of such further assurances and instruments as may be required pursuant to the terms of this Section.

         SECTION 2.9 DUE ON SALE OR MORTGAGING, ETC. In the event that without the written consent of Mortgagee being first obtained: (a) Mortgagor, or any successor, sells, conveys, transfers, further mortgages, changes the form of ownership, or encumbers or disposes of the Premises, or any part thereof, or any interest therein, or agrees so to do except as otherwise permitted herein; or
(b) any shares of corporate stock or ownership interest in Mortgagor, or any successor, are sold, conveyed, transferred, pledged or encumbered or there is an agreement so to do; (c) any partnership, trust, corporate or member ownership interest in Mortgagor is sold, transferred, conveyed, pledged or encumbered or there is an agreement to do so; or (d) any partnership, trust, corporate or member ownership interest in any general partner or member of Mortgagor is sold, conveyed, transferred, pledged or encumbered or there is an agreement so to do; whether any such event described in (a), (b), (c), or (d) above is voluntary, involuntary or by operation of law, then at Mortgagee's sole option, Mortgagee may declare the Indebtedness immediately due and payable in full and call for payment of the same at once, together with the prepayment fee then in effect under the terms of the Note. In the event that Mortgagor or any permitted subsequent owner of the Premises is a partnership or limited partnership, trust, a privately held corporation or limited liability company, a transfer of a general partnership, beneficial interest, stock interest or interest of a member, as applicable, shall constitute a transfer or conveyance for purposes of this Section 2.9. The death, incapacity or dissolution of a general partner, beneficiary, stockholder or member of Mortgagor or of any guarantor of the Loan, shall constitute a transfer or conveyance of such interest. In the event of such death, incapacity or dissolution, Mortgagor shall deliver notice thereof to Mortgagee within thirty (30) days and Mortgagor shall within ninety (90) days provide a replacement general partner, beneficiary, stockholder, member or guarantor for acceptance by Mortgagee. In the event of the death, dissolution or incapacity of any guarantor of the Loan, Mortgagor shall within thirty (30) days thereof provide notice to Mortgagee and, in the event of dissolution or incapacity, provide to Mortgagee a substitute guarantor of the Loan acceptable to Mortgagee, within ninety (90) days of such dissolution or incapacity, and in the event of death, provide to Mortgagee a substitute guarantor of the Loan acceptable to Mortgagee within one (1) year of the death of such guarantor or prior to any distribution of assets to any devisee, heir or other beneficiary, whichever is sooner. If such replacement is acceptable to Mortgagee, such transfer shall be permitted without a transfer fee or change in the Loan terms. In the event Mortgagor shall request the consent of Mortgagee in accordance with this Section 2.9 Mortgagor shall deliver a written request to Mortgagee together with (i) a review fee of Five Hundred and No/100 Dollars ($500.00) and (ii)
complete  information  regarding  such  conveyance  or  encumbrance   (including
complete information concerning the person or entity to acquire the interest conveyed). Mortgagee shall be allowed thirty (30) days after receipt of all requested information for evaluation of such request. In the event that such request is not approved within such thirty (30) day period, it shall be deemed not approved. If such a conveyance or encumbrance is approved, Mortgagor shall pay to Mortgagee a processing fee in the amount of Three Thousand and No/100 Dollars ($3,000.00) to compensate Mortgagee for processing the request. Approval may be conditioned upon payment of a one percent (1 %) transfer fee and such modification of the Loan terms, interest rate and maturity date as determined by Mortgagee in its sole discretion. Consent as to any one transaction shall not be deemed to be a waiver of the right to require consent to future or successive transactions. Notwithstanding the foregoing provisions of this Section 2.9, Mortgagee hereby consents to the transfer of shares of Mortgagor while shares of Mortgagor are registered under the Securities Exchange Act of 1934 or otherwise publicly traded.

         SECTION 2.10 TRANSFER PERMITTED. Notwithstanding the above restrictions, and provided no Event of Default has occurred and remains uncured, Mortgagee will approve one and only one transfer of the Premises at any time and will not require modification of the interest rate or maturity date stated in the Note, provided:

          (a) The transfer shall be to a reputable and competent transferee who Mortgagee determines, in its sole discretion,
         (i) has experience in the business of owning commercial real estate of similar type, size and quality to the Premises and has a favorable reputation, with respect to such business; and

          (ii) has experience or has retained management with experience in the management of similar properties; and
         (iii) has the necessary financial strength and will assume by written instrument reasonably acceptable to Mortgagee all of Mortgagor's obligations under the Loan Documents including, without limitation, the Hazardous Materials Indemnity Agreement;

         (b) For the twelve (12) month period immediately preceding the date of the proposed transfer, the annualized net operating income prior to the payment of debt service is at least one hundred fifteen percent (115%) of the annual debt service on the Note and on all subordinate financing secured by the Premises, or any part thereof;

         (c) The proposed purchaser must assume and agree to perform all obligations under the Note, the Mortgage, the Assignment of Leases, the Assignment of Rents and all other Loan Documents pursuant to an assumption agreement reasonably acceptable to Mortgagee. Mortgagor and all existing guarantors shall remain liable for payment of the Note and performance of the other terms and conditions of the Note, this Mortgage, the Assignment of Leases, the Assignment of Rents and any other Loan Documents, including any separate guarantees or indemnity agreements made in favor of Mortgagee;

         (d) In addition to the modification and review processing, Mortgagee shall receive an additional transfer fee equal to one percent (1 %) of the outstanding principal balance of the Note. If a request for the one-time transfer is made during the first (1st) Loan Year and such transfer is approved by Mortgagee, the transfer fee shall be two percent (2%) of the outstanding principal balance of the Note, and if the request is approved the Five Hundred Dollar ($500.00) review fee will be credited to the processing fee;

         (e) The purchaser must acknowledge that future transfers and encumbrances will be subject to Mortgagee's approval, which may, at Mortgagee's sole discretion, be withheld or be conditioned upon payment of a fee and/or modification of the terms of the Note and/or other Loan Documents;

         (f) Notice of such transfer together with such documentation regarding the transfer and the assuming person or entity as Mortgagee shall request shall be given to Mortgagee at least thirty (30) days prior to such transfer;

         (g)    Transfer of the Premises may only be as a whole and not in part;

         (h) Mortgagor shall pay all costs and expenses in connection with such transfer including Mortgagee's attorneys' fees, in reviewing and processing such consent to assumption and/or transfer and the fees of any broker;

(i) Mortgagor shall execute, deliver and record (when necessary) such amendments, supplements, corrections and replacements in regard to the Loan Documents and shall deliver endorsements to the Mortgagee's title insurance policy as Mortgagee may require including an endorsement to the title policy insuring the first lien position of the Mortgage, such endorsement to insure that transferee is the owner of the Premises, subject to no liens or encumbrances other than those shown in the title policy and current taxes not yet due and payable;

         (j) Mortgagee shall receive an appraisal of the Premises (exclusive of chattels), satisfactory to it, which shows sufficient value so that the total of all loans secured by the Premises does not exceed seventy-five percent (75%) of such appraised value. If the appraisal shows that the total of all liens against the Premises exceeds seventy-five percent (75%) of the value of the Premises, Mortgagee may require, at Mortgagee's option, payment on the Note or payment of other liens on the Premises so that such total will not exceed seventy-five percent (75%) of value; and

         (k) Mortgagor shall recognize that the total debt to be secured by the Premises may not exceed the maximum permitted by Mortgagee.

         Notwithstanding   the  foregoing   provisions  of  this  Section  2.10,
Mortgagee  shall not apply the  provisions  of Section 2.  10(a)(i) and (ii) and
Section  2.10(b) if the  approval  for a request for transfer is made under this
Section 2.10 50 long as Mortgagor is the sole tenant of the Premises and remains the sole tenant of the Premises after such transfer.

         For the  purposes  of a  permitted  transfer,  the term "net  operating income" for any period shall mean the aggregate rent, receipts and other revenues which have accrued to the benefit of/received by the owner of the Premises during such period from bona fide arms-length tenants in actual possession of space in the Premises (based upon the then current certified rent roll), less the sum of all operating expenses, maintenance costs, insurance premiums, real estate taxes and assessments, and other costs, expenses and expenditures (including required capital expenditures) attributable to ownership of the Premises which is paid or accrued during such period, calculated in accordance with generally accepted accounting principles and management practices, but not including payments of principal or interest on the Indebtedness or on any secondary financing on the Premises, depreciation or other noncash charges and income taxes accrued during such period. Mortgagor shall have the right to require delivery of evidence it reasonably deems necessary to establish net/operating income from the Premises.

                                    ARTICLE 3
                              INSURANCE AND ESCROWS

         SECTION 3.1 INSURANCE. During the term of this Mortgage, Mortgagor shall obtain and keep in full force and effect at its sole cost and expense the following insurance:

          (a) Insurance against loss by fire, lightning and risk customarily covered by standard extended coverage endorsement, including the cost of debris removal, together with a vandalism and malicious mischief endorsement, sprinkler leakage endorsement, such perils endorsements as determined by Mortgagee, all in the amount of not less than full replacement cost without deduction for depreciation of the improvements, (as shown in the appraisal submitted to and approved by Mortgagee), and an agreed-amount endorsement, a replacement cost endorsement and a waiver of subrogation endorsement;

         (b) Broad Form Boiler and Machinery Insurance on all equipment and pressure fired vessels or apparatus located on the Premises, and providing for full repair and replacement cost coverage;

         (c) Flood Insurance in the maximum amount available at any time during the term of this Mortgage that the Premises are designated as lying within a flood plain as defined by the Federal Insurance Administration;

         (d) Loss of Rents and/or Business Interruption Insurance covering risk of loss due to the occurrence of hazards insured against under the policies required in Subsections (a), (b) and (c) hereof in an amount equal to: (i) rental for a twelve (12) month period, plus (ii) real estate taxes, special assessments, insurance premiums and other expenses required to be paid by the tenants under each lease of the Premises for such twelve (12) month period.

         (e) Comprehensive General Public Liability Insurance covering the legal liability of Mortgagor against claims for bodily injury, death or property damage occurring on, in or about the Premises in such minimal amounts and with such minimal limits as Mortgagee may reasonably require;

         (f) Builders Risk Insurance and Worker's Compensation Insurance during the making of any alterations or improvements to the Premises; and

         (g) Such other forms of insurance as Mortgagee may reasonably require or as may be required by law.

         In addition, Mortgagee is to be furnished with such engineering data as it may reasonably require regarding the risk of earthquake or sinkhole damage to the Premises. If Mortgagee shall reasonably determine in its sole opinion that there is a material earthquake or sinkhole risk, or if insurance against earthquake or sinkhole is required by law, Mortgagor will provide earthquake or sinkhole insurance. Insurance policies shall be written on forms and with insurance companies which are reasonably satisfactory to Mortgagee, shall name as the insured parties Mortgagor and Mortgagee, as their interests may appear, shall be in amounts sufficient to prevent the Mortgagor from becoming a co-insurer of any loss thereunder, and shall bear a satisfactory mortgagee clause in favor of Mortgagee with loss proceeds under any such policies to be made payable to Mortgagee. All required policies of insurance together with evidence of the payment of current premiums therefor shall be delivered to Mortgagee and shall provide that Mortgagee shall receive at least thirty (30) days' advance written notice prior to cancellation, amendment or termination of any such policy of insurance. Mortgagor shall, within ten (10) days prior to the expiration of any such policy, deliver evidence acceptable to Mortgagee, in Mortgagee's sole judgment, verifying the renewal of such insurance together with evidence of the payment of current premiums therefor. Mortgagor shall at its expense furnish on renewal of insurance policies or upon request of Mortgagee evidence of the replacement value of the improvements on the Premises in form satisfactory to Mortgagee. Insurance coverage must at all times be maintained in proper relationship to such replacement value and must always provide for agreed amount coverage. Notwithstanding anything contained herein to the contrary, if Mortgagor currently has a blanket policy of insurance that satisfies the coverages required hereunder for the Premises, Mortgagee will accept a certified or conformed copy of the blanket policy together with an original Certificate of Insurance naming Mortgagee as mortgagee of the Premises.

         In the event of foreclosure of this Mortgage or acquisition of the Premises by Mortgagee, all such policies and any proceeds payable therefrom, whether payable before or after a foreclosure sale, or during the period of redemption, if any, shall become the absolute property of Mortgagee to be utilized at its discretion. In the event of foreclosure or the failure to obtain and keep any required insurance, Mortgagor empowers Mortgagee to effect insurance upon the Premises at Mortgagor's expense and for the benefit of Mortgagee in the amounts and types aforesaid for a period of time covering the time lapse of insurance including lapse during redemption from foreclosure sale, and if necessary, to cancel any or all existing insurance policies. Mortgagor agrees to furnish Mortgagee copies of all inspection reports and insurance recommendations received by Mortgagor from any insurer. Mortgagee makes no representations that the above insurance requirements are adequate protection for a prudent mortgagor.

         Mortgagor shall comply with all provisions of any insurance policy covering or applicable to the Premises or any part thereof, all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of the Rhode Island Board of Fire Underwriters (or any other body exercising similar functions) applicable to or affecting the Premises or any part thereof or any use or condition of the Premises of any part thereof.

         SECTION 3.2 ESCROWS. Mortgagor shall deposit with Mortgagee, or at Mortgagee's request, with its servicing agent, on the first day of each and every month, commencing with the date the first payment of interest and/or principal and interest shall become due on the Indebtedness, a deposit to pay the Impositions and insurance premiums (hereinafter collectively referred to as the "Charges") in an amount equal to:

          (a) One-twelfth (1/12) of the annual Impositions next to become due upon the Premises; provided that, with the first such deposit, there shall be deposited in addition an amount as estimated by Mortgagee which, when added to monthly deposits to be made thereafter as provided for herein, shall assure to Mortgagee's satisfaction that there will be sufficient funds on deposit to pay the Impositions as they come due; plus

          (b) One-twelfth (1/12) of the annual premiums on each policy of insurance required to be maintained hereunder; provided that with the first such deposit there shall be deposited, in addition, an amount equal to one-twelfth (1/12) of such annual insurance premiums multiplied by the number of months elapsed between the date premiums on each policy were last paid to and including the date of deposit; provided that the amount of such deposits shall be based upon Mortgagee's estimate as to the amount of Impositions and insurance premiums next to be payable and may require that the full amount of such payment will be available to Mortgagee at least one month in advance of the due date. Mortgagee will, upon timely presentation to Mortgagee by Mortgagor of the bills therefor, pay the Charges from such deposits. Mortgagor agrees to cooperate and assist in obtaining of tax bills when requested by Mortgagee. In the event the deposits on hand shall not be sufficient to pay all of the estimated Charges when the same shall become due from time to time, or the prior deposits shall be less than the currently estimated monthly amounts, then Mortgagor shall immediately pay to Mortgagee on demand any amount necessary to make up the deficiency. The excess of any such deposits shall be credited towards subsequent Charges.

         If an Event of Default shall occur under the terms of this Mortgage, Mortgagee may, at its option, without being required so to do, apply any deposits on hand to the payment of Charges whether then due or not or to the Indebtedness, in such order and manner as Mortgagee may elect. When the Indebtedness has been fully paid any remaining deposits shall be returned to Mortgagor as its interest may appear. All deposits are hereby pledged as additional security for the Indebtedness, shall be held for the purposes for which made as herein provided, may be held by Mortgagee or its servicing agent and may be commingled with other funds of Mortgagee, or its servicing agent, shall be held without allowance of interest thereon and without fiduciary responsibility on the part of Mortgagee or its agents and shall not be subject to the direction or control of Mortgagor. Neither Mortgagee nor its servicing agent shall be liable for any act or omission made or taken in good faith. In making any payments, Mortgagee or its servicing agent may rely on any statement, bill or estimate procured from or issued by the payee without inquiry into the validity or accuracy of the same. If the taxes shown in the tax statement shall be levied on property more extensive than the Premises, Mortgagee shall be under no duty to seek a tax division or apportionment of the tax bill, and any payment of taxes based on a larger parcel shall be paid by Mortgagor and Mortgagor shall expeditiously cause a tax subdivision to be made.

                                    ARTICLE 4
                             UNIFORM COMMERCIAL CODE

         SECTION 4.1 SECURITY AGREEMENT. This Mortgage shall constitute a security agreement as defined in the Uniform Commercial Code in effect in the State of Rhode Island, as amended from time to time (hereinafter referred to as the "Code"), and Mortgagor hereby grants to Mortgagee a security interest within the meaning of the Code in favor of Mortgagee on the Improvements, Fixtures, Equipment and Personal Property, the Rents, Leases and Profits, the Judgments, Condemnation Awards and Insurance Proceeds and other rights, and the Licenses, Permits, Equipment Leases and Service Agreements and the Accounts Receivable and General Intangibles described in Granting Clauses B, C, D, E, F and G of this Mortgage (hereinafter referred to as the "Collateral").

         SECTION 4.2 FIXTURE FILING. As to those items of Collateral described in this Mortgage that are, or are to become fixtures related to the real estate mortgaged herein, and all products and proceeds thereof, it is intended as to those items that THIS MORTGAGE SHALL BE EFFECTIVE AS A FINANCING STATEMENT FILED AS A FIXTURE FILING from the date of its filing in the real estate records of the County where the Premises are situated. The name of the record owner of said real estate is Mortgagor set forth in page 1 to this Mortgage. Information concerning the security interest created by this instrument may be obtained from Mortgagee, as secured party, at its address as set forth in page 1 of this Mortgage. The address of Mortgagor, as debtor, is as set forth in page 1 to this Mortgage. This document covers goods which are or are to become fixtures.

         SECTION 4.3 REPRESENTATIONS AND AGREEMENTS. Mortgagor represents and agrees: (a) Mortgagor is and will be the true and lawful owner of the Collateral, subject to no liens, charges, security interest and encumbrances other than the lien hereof and the Permitted Encumbrances; (b) the Collateral is to be used by Mortgagor solely for business purposes being installed upon the Premises for Mortgagor's own use or as the equipment and furnishing leased or furnished by Mortgagor, as landlord, to tenants of the Premises; (c) the Collateral will not be removed from the Premises without the consent of Mortgagee except in accordance with Section 4.4 hereof; (d) unless stated otherwise in this Mortgage the only persons having any interest in the Collateral are Mortgagor and Mortgagee and no financing statement covering any such property and any proceeds thereof is on file in any public office except pursuant hereto; (e) the remedies of Mortgagee hereunder are cumulative and separate, and the exercise of any one or more of the remedies provided for herein or under the Code shall not be construed as a waiver of any of the other rights of Mortgagee including having such Collateral deemed part of the realty upon any foreclosure thereof; (f) if notice to any party of the intended disposition of the Collateral is required by law in a particular instance, such notice shall be deemed commercially reasonable if given at least ten (10) days prior to such intended disposition and may be given by advertisement in a newspaper accepted for legal publications either separately or as part of a notice given to foreclose the real property or may be given by private notice if such parties are known to Mortgagee; (g) Mortgagor will from time to time provide Mortgagee on request with itemizations of all Collateral; (h) the filing of a financing statement pursuant to the Code shall never impair the stated intention of this Mortgage that all Improvements, Fixtures, Equipment and Personal Property described in Granting Clause B hereof are, and at all times and for all purposes and in all proceedings both legal or equitable shall be regarded as part of the real property mortgaged hereunder irrespective of whether such item is physically attached to the real property or any such item is referred to or reflected in a financing statement; (i) Mortgagor will on demand deliver all financing statements and/or continuations that may from time to time be required by Mortgagee to establish and perfect the priority of Mortgagee's security interest in such Collateral and all costs, including recording fees, shall be paid by Mortgagor; (j) Mortgagor shall give advance written notice of any proposed change in Mortgagor's name, address, identity or structure and will execute and deliver to Mortgagee prior to or concurrently with such change all additional financing statements that Mortgagee may require to establish and perfect the priority of Mortgagee's security interest; and (k) Mortgagor shall renew and pay all expenses of renewing the financing statement covering the Collateral in the event the security interest in such Collateral will expire by reason of statutory law prior to the end of the term of this Mortgage.

         Mortgagor does hereby consent to and approve of the filing of Financing Statements by electronic or computer technology, and further, Mortgagor does hereby adopt as Mortgagor's signature the electronic or computer generated typewritten signature of Mortgagor as if the same were the original handwritten signature of Mortgagor.

         SECTION 4.4 MAINTENANCE OF PROPERTY. Subject to the provisions of this Section, in any instance where Mortgagor in its discretion determines that any item subject to a security interest under this Mortgage has become inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary for the operation of the Premises, Mortgagor may, at its expense, remove and dispose of it and substitute and install other items not necessarily having the same function, provided, that such removal and substitution shall be of comparable quality and shall not impair the operating utility and unity of the Premises. All substitute items shall become a part of the Premises and subject to the lien of Mortgage. Any amounts received or allowed Mortgagor upon the sale or other disposition of the removed items of property shall be applied only against the cost of acquisition and installation of the substitute items. Nothing herein contained shall be construed to prevent any tenant or subtenant from removing from the Premises trade fixtures, furniture and equipment installed by tenant and removable by such tenant under its terms of the lease, on the condition, however, that all damages to the Premises resulting from or caused by the removal thereof be repaired at the sole cost of Mortgagor if such tenant shall fail to so repair.

                                    ARTICLE 5
                       APPLICATION OF INSURANCE AND AWARDS

         SECTION 5.1 DAMAGE OR DESTRUCTION OF THE PREMISES. Mortgagor will give Mortgagee prompt notice of damage to or destruction of the Premises, and in case of loss covered by policies of insurance, Mortgagee (whether before or after foreclosure sale) is hereby authorized at its option to settle and adjust any claim arising out of such policies and collect and receipt for the proceeds payable therefrom, provided, if Mortgagor is not in default hereunder, Mortgagor may itself adjust and collect for any losses arising out of a single occurrence aggregating not in excess of Fifty Thousand and No/100 Dollars ($50,000.00). Any expense incurred by Mortgagee in the adjustment and collection of insurance proceeds (including the cost of any independent appraisal of the loss or damage on behalf of Mortgagee) shall be reimbursed to Mortgagee first out of any such insurance proceeds. The insurance proceeds or any part thereof shall be applied to reduction of the Indebtedness then most remotely ~ be paid, whether due or not, or to the restoration or repair of the Premises, the choice of application to be solely at the discretion of Mortgagee. In the event Mortgagee does not make insurance proceeds available for restoration and applies the insurance proceeds to payment of the Indebtedness no prepayment fee shall be due on the insurance proceeds so applied and the monthly installment payments of principal and interest set forth in the Note shall be adjusted to an amount sufficient to reamortize the then unpaid principal balance of the Note together with interest in equal monthly installment payments over the then remaining portion of the original amortization period. In the event Mortgagee does not make insurance proceeds available for reconstruction of the Premises, Mortgagor shall have the right to prepay the Loan in full without a prepayment fee.

SECTION 5.2 CONDEMNATION. Mortgagor will give Mortgagee prompt notice of any action, actual or threatened, in condemnation or eminent domain and hereby assigns, transfers, and sets over to Mortgagee the entire proceeds of any award or claim for damages for all or any part of the Premises taken or damaged under the power of eminent domain or condemnation (herein referred to as Condemnation), Mortgagee being hereby authorized to intervene in any such action and to collect and receive from the condemning authorities and give proper receipts and acquittances for such proceeds. Mortgagor will not enter into any agreements with the condemning authority permitting or consenting to the taking of the Premises unless prior written consent of Mortgagee is obtained. Any expenses incurred by Mortgagee in intervening in such action or collecting Condemnation proceeds (including the cost of any independent appraisal) shall be reimbursed to Mortgagee out of Condemnation proceeds prior to other payments or disbursements. Mortgagor shall deliver all Condemnation proceeds to Mortgagee within five (5) days of receipt thereof and shall at Mortgagee's request direct the condemning authority to deliver the condemnation proceeds to Mortgagee. Condemnation proceeds or any part thereof shall be applied upon or in reduction of the Indebtedness then most remotely to be paid, whether due or not, or to the restoration or repair of the Premises, the choice of application to be solely at the discretion of Mortgagee. In the event Mortgagee does not make Condemnation proceeds available for restoration and applies Condemnation proceeds to payment of debt, no prepayment fee shall be due on Condemnation proceeds so applied and the monthly installment payments of principal and interest set forth in the Note shall be adjusted to an amount sufficient to reamortize the then unpaid principal balance of the Note together with interest in equal monthly installment payments over the then remaining portion of the original amortization period. In the event Mortgagee does not make insurance proceeds available for reconstruction of the Premises, Mortgagor shall have the right to prepay the Loan in full without a prepayment fee.

         SECTION 5.3 DISBURSEMENT OF INSURANCE AND CONDEMNATION PROCEEDS. Should any insurance or Condemnation proceeds be applied to the restoration or repair of the Premises in accordance with this Article 5 the restoration or repair shall be done under the supervision of an architect reasonably acceptable to Mortgagee (or, at Mortgagee's discretion, an engineer reasonably acceptable to Mortgagee) and pursuant to site and building plans and specifications reasonably approved by Mortgagee. The proceeds from insurance or Condemnation, after payment of costs and expenses of collection ("Net Proceeds"), shall be held by Mortgagee for such purposes and will from time to time be disbursed by Mortgagee to defray the costs of such restoration or repair under such safeguards and controls as Mortgagee may require and in accordance with standard construction loan procedures. Net Proceeds may at the option of Mortgagee be disbursed through a Litle insurance company selected by Mortgagee and at the sole cost of Mortgagor. Prior to making Net Proceeds available for the payment of costs of repair or restoration of the improvements upon the Premises, Mortgagee shall be entitled to receive the following:

         (a) Evidence that no Event of Default exists under any of the terms, covenants and conditions of this Mortgage, the Note, or other Loan Documents.

         (b) Evidence that all leasing requirements for the Premises as established by Mortgagee have been met.

         (c) Satisfactory proof that all improvements have been fully restored, or, if Mortgagee approves disbursements in installments, that the undisbursed proceeds will be sufficient to pay the cost of repair, restoration or rebuilding the improvements located on the Premises free and clear of all liens, except the lien of this Mortgage. In the event Net Proceeds shall be insufficient to pay for such repairs, restoration or rebuilding, Mortgagor shall deposit with Mortgagee funds equaling such deficiency, which, together with the Net Proceeds, shall be sufficient to pay for restoration, repair and rebuilding.

(d) A statement of Mortgagor's architect, certifying the extent of the repair and restoration completed to the date thereof, and that such repairs, restoration and rebuilding have been performed to date in conformity with the plans and specifications that have been approved by Mortgagee, together with appropriate evidence of payment for labor or materials furnished to the Premises, and total or partial lien waivers substantiating such payments.

         (e) A waiver of subrogation from any insurer to the effect that such insurer has no liability against Mortgagor or the then owner or other insured under the policy of insurance in question.

         (f) Such performance and payment bonds, and such insurance, in such amounts, issued by such company or companies and in such forms and substance, as are reasonably required by Mortgagee.

         (g) Evidence that zoning, building and other necessary permits and approvals have been obtained.

         (h) An opinion of Mortgagor's counsel in form and content reasonably acceptable to Mortgagee that such repair and reconstruction will not violate any authority or agreement to which Mortgagor may be subject.

         (i) Reasonably satisfactory evidence is delivered to Mortgagee that the improvements can be rebuilt substantially to the same as those originally financed and can with restoration and repair continue to be operated for the purposes utilized prior to such damage.

         (j) Evidence that the then current Loan balance shall not exceed seventy five percent (75%) of the appraised value of the Premises after such restoration or repair.

         (k) Tenants of the Premises as designated by Mortgagee shall certify to Mortgagee their intention to continue to occupy the Premises without any abatement or adjustment of rental payments (other than temporary abatements during the period of restoration and repair).

         (1) Evidence of fulfillment of all other reasonable requirements which Mortgagee may make in connection with repair of the improvements on the Premises.

In the event Mortgagor shall fail to restore, repair or rebuild the improvements upon the Premises within a reasonable time, then such failure shall constitute an Event of Default hereunder and Mortgagee, at its option and upon not less than thirty (30) days written notice to Mortgagor, may in addition to its remedies contained in Article 8 hereof (i) restore, repair or rebuild the said improvements for or on behalf of Mortgagor and for such purpose, may perform all necessary or appropriate acts to accomplish such restoration, repair or rebuilding or (ii) apply all or any part of Net Proceeds on account of the last maturing installments of the Indebtedness whether then due or not. In the event insurance proceeds or an eminent domain award shall exceed the amount necessary to complete the repair, restoration, or the rebuilding of the improvements upon the Premises, such excess may, at Mortgagee's option, be applied on account of the last maturing installments of the Indebtedness, irrespective of whether such installments are then due and payable, without application of a prepayment fee, or be returned to Mortgagor.

         Damage to the Premises shall not excuse or defer payment on the indebtedness as it comes due. Lender shall not make Net Proceeds available for restoration or repair during the final Loan Year.

         SECTION 5.4 MORTGAGEE TO MAKE INSURANCE PROCEEDS AVAILABLE. Notwithstanding the provisions of Section 5.1 above, in the event of insured damage to the improvements on the Premises, Mortgagee agrees to make insurance proceeds available to the restoration or repair of the improvements on the Premises in accordance with the provisions of Section 5.3 hereof provided: (a) satisfactory evidence is delivered to Mortgagee that the total cost of restoration and repair does not exceed twenty five percent (25%) of the then outstanding principal balance of the Note; (b) Mortgagor complies with the terms and conditions of Section 5.3 hereof.

                                    ARTICLE 6
                                LEASES AND RENTS

SECTION 6.1 MORTGAGOR TO COMPLY WITH LEASES. Mortgagee acknowledges that as of the date hereof that Mortgagor is the sole occupant (and owner) of the Premises, and as such, there exists no leases in effect for the Premises, and that the provisions of this Article 6 (and elsewhere in this Mortgage with respect to leases and rents) are intended to an shall cover and apply to any future leases of or on the Premises. Mortgagor will, at its own cost and expense, perform, comply with and discharge all of the obligations of Mortgagor under leases of all or any part of the Premises and use its reasonable efforts to enforce or secure the performance of each obligation and undertaking of the respective tenants under any such leases and will appear in and defend, at its own cost and expense, any action or proceeding arising out of or in any manner connected with Mortgagor's interest in any leases pertaining to the Premises. Mortgagor will not enter any new leases, nor modify, extend, renew, terminate, accept a surrender of, or in any way alter the terms of such leases, nor borrow against, pledge or assign any rentals due under the leases nor consent to a subordination or assignment of the interest of a tenant thereunder to any party other than Mortgagee, nor anticipate the rents thereunder for more than one (1) month in advance or reduce the amount of rents and other payments thereunder, nor waive, excuse, condone or in any manner release or discharge a tenant of or from any obligations, covenants, conditions and agreements to be performed nor incur any indebtedness to a tenant, nor agree to any "free rent period without Mortgagee's consent which shall not be unreasonably withheld, nor enter into any additional leases of all or any part of the Premises without the prior written consent of Mortgagee. Mortgagor shall give Mortgagee a copy of any notice of default given by Mortgagor to any tenants of the Premises.

         SECTION 6.2 MORTGAGEE'S RIGHT TO PERFORM UNDER LEASES. Upon the occurrence of an Event of Default and should Mortgagor fail to perform, comply with or discharge any obligations of Mortgagor under any lease of all or any part of the Premises or should Mortgagee become aware of or be notified by a tenant under any such lease of a failure on the part of Mortgagor to so perform, comply with or discharge its obligations under said lease, Mortgagee may, but shall not be obligated to, and without flirther demand upon Mortgagor, and without waiving or releasing Mortgagor from any obligation contained in this Mortgage, remedy such failure, and Mortgagor agrees to repay upon demand all sums incurred by Mortgagee in remedying any such failure including, without limitation, Mortgagee's reasonable attorneys' fee together with interest at the Default Rate as defined under the terms of the Note. All such sums, together with interest as aforesaid shall become so much additional Indebtedness, but no such advance shall be deemed to relieve Mortgagor from any default hereunder.

         SECTION 6.3 ASSIGNMENT OF LEASES AND RENTS. Mortgagor does hereby unconditionally and absolutely sell, assign and transfer unto Mortgagee all of the leases, rents, issues, income and profits now due and which may hereafter become due under or by virtue of any lease, whether written or verbal, or any agreement or license for the use or occupancy of the Premises, whether now existing or entered into at any time during the term of this Mortgage, all guaranties of any lessee's obligations under any such lease and all security deposits, it being the intention of this Mortgage to establish an absolute transfer and assignment of all such leases and agreements and all of the rents and profits from the Premises and/or Mortgagor's operation or ownership thereof unto Mortgagee and Mortgagor does hereby appoint irrevocably Mortgagee as Mortgagor's true and lawfiil attorney in Mortgagor's name and stead, which appointment is coupled with an interest, to collect all of said rents and profits; provided, Mortgagor shall have the right to collect and retain such rents and profits unless and until an Event of Default exists under this Mortgage. Mortgagor assigns to Mortgagee all guarantees of lessee's obligation under leases and all proceeds from settlements relating to terminations of leases and all claims for damages arising from rejection of any lease under the bankruptcy laws. Upon the occurrence of an Event of Default and whether before or after the institution of legal proceedings to foreclose the lien hereof or before or after sale thereunder or during any period of redemption existing by law, forthwith, upon demand of Mortgagee, Mortgagor shall surrender to Mortgagee and Mortgagee shall be entitled to enter upon and take and maintain possession of the Premises and any leases thereunder and collect and retain any rents and profits from the Premises and hold, operate, manage and control the Premises and any such leases and to do such things in its discretion as may be deemed proper or necessary to enforce the payment or security of the rents and profits of the Premises and the performance of the tenants' obligations under any leases of the Premises, with hill power to cancel or terminate any lease for any cause or on any grounds which would entitle Mortgagor to cancel the same and to elect to disaffirm any lease made subsequent to this Mortgage or subordinated to the lien hereof. All rents and payments received by Mortgagor after Mortgagee has exercised any of its rights under this assignment shall be held by Mortgagor in trust for Mortgagee and shall be delivered to Mortgagee immediately without demand.

         Mortgagee shall not be obligated to perform or discharge any obligation or liability of the landlord under any of said leases and Mortgagor shall and does hereby agree to indemnify and hold Mortgagee harmless of and from any and all expenses, liability, loss or damage which it might incur under said leases or under or by reason of this Mortgage. Any amounts incurred by Mortgagee in connection with its rights hereunder, including costs, expenses and reasonable attorneys' fees, shall bear interest thereon at the Default Rate stated in the Note, shall be additional Indebtedness and Mortgagor shall reimburse Mortgagee therefor immediately upon demand. Mortgagee may apply any of said rents and profits received to the costs and expenses of collection, including reasonable attorneys' fees, to the payment of taxes, assessments and insurance premiums and expenditures for the upkeep of the Premises, to the performance of the landlord's obligations under the lease, to the performance of any of Mortgagor's covenants hereunder, and to any Indebtedness in such order as Mortgagee may determine. The entering upon and taking possession of the Premises, the collection of such rents and profits and the application thereof as aforesaid shall not cure or waive any Event of Default under this Mortgage nor in any way operate to prevent Mortgagee from pursuing any other remedy which it may now or hereafter have under the terms of this Mortgage nor shall it in any way be deemed to constitute Mortgagee a mortgagee-in-possession. The rights hereunder shall in no way be dependent upon and shall apply without regard to whether the Premises are in danger of being lost, materially injured or damaged or whether the Premises are adequate to discharge the Indebtedness. Mortgagor represents and agrees that no rent has been or will be paid by any person in possession of any portion of the Premises for more than one installment in advance and that the payment of none of the rents to accrue for any portion of the Premises has been or will be waived, released, reduced, discounted, or otherwise discharged or compromised by Mortgagor. Mortgagor waives any right of set off against any person in possession of any portion of the Premises. Mortgagor further agrees that Mortgagor will not execute or agree to any subsequent assignment of any of the rents or profits from the Premises without the prior written consent of Mortgagee. The rights contained herein are in addition to and shall be cumulative with the rights given in the Assignment of Leases and Assignment of Rents. To the extent inconsistent with the terms of this Article 6, the terms of the Assignment of Leases and Assignment of Rents shall control.

It is understood and agreed by the Mortgagor that upon the occurrence of an Event of Default hereunder or under the Note or any of the Loan Documents, the rents and profits of the Premises shall not be available to pay the costs of the defense of any action, proceeding or claim brought by the Mortgagee against the Mortgagor or the Premises (including the reasonable fees, and expenses of the Mortgagor's attorney or attorneys or the attorneys for the Guarantors (or any of them) in defending against such action, proceeding or claim) and upon the occurrence of a voluntary or involuntary bankruptcy of the Mortgagor under the Bankruptcy Code (as defined in Section 6.4 hereof below), rents and profits from the Premises shall not be available to pay administrative expenses of the bankruptcy estate where such administrative expenses constitute fees and expenses of the Mortgagor's attorneys, representatives or agents. After the occurrence of an Event of Default, all rents and profits of the Premises collected by the Mortgagor or his agents or representatives shall be held in trust for the Mortgagee.

         SECTION 6.4 BANKRUPTCY. (a) Mortgagor hereby unconditionally assigns, transfers and sets over to Mortgagee all of Mortgagor's claims and rights to the payment of damages arising from any rejection by any lessee of any lease of the Premises under the Bankruptcy Code, 11 U.S.C. ~ 101, et seq., as amended (the "Bankruptcy Code"). Mortgagee shall have the right to proceed in its own name or in the name of the Mortgagor in respect of any claim, suit, action of proceeding relating to the rejection of such lease, including, without limitation, the right to file and prosecute, to the exclusion of the Mortgagor any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of such lessee under the Bankruptcy Code. This assignment constitutes a present, irrevocable and unconditional assignment of the foregoing claims, rights and remedies, and shall continue in effect until all of the indebtedness secured by this Mortgage shall have been satisfied and discharged in full. Mortgagor agrees to execute and deliver any separate assignments of claim or proofs of claim requested by the Mortgagee for filing in any bankruptcy proceedings relating to a tenant leasing all or a portion of the Premises. Any amounts received by Mortgagee as damages arising out of rejection for a lease as aforesaid shall be applied first to all costs and expenses of Mortgagee (including, without limitation, reasonable attorneys' fees) incurred in connection with the exercise of any of its rights or remedies under this Section 6.4, second to any interest, late payment charges or other amounts due and payable to the Mortgagee under the Note or this Mortgage and third to principal due on the Note. To the extent proceeds collected by the Mortgagee under any lease pursuant to this Section 6.4 is applied to principal payable on the Note, no prepayment premium shall be due on such proceeds and to the extent such proceeds are applied to the principal indebtedness on the Note, and provided no Event of Default has occurred under this Mortgage or under any other Loan Document, the monthly payments of principal and interest set forth in the Note shall be adjusted to an amount sufficient to reamortize the then unpaid principal balance of the Note, together with interest, in equal monthly installment payments over the then remaining portion of the original twenty (20) year amortization period.

(b) If there shall be filed by or against the Mortgagor a petition under the Bankruptcy Code, and the Mortgagor, as lessor under the leases of the Premises, shall decide to reject the leases (or any of them) of the Premises pursuant to
Section 365 (a) of the Bankruptcy Code, the Mortgagor shall give the Mortgagee not less than ten (10) days prior notice of the date on which the Mortgagor shall apply to the bankruptcy court for authority to reject the lease. The Mortgagee shall have the right to the fullest extent permitted by applicable law, but not the obligation, to serve upon the Mortgagor within such ten (10) day period a notice stating that (a) the Mortgagee demands that the Mortgagor assume and assign the leases to the Mortgagee pursuant to Section 365 of the Bankruptcy Code and (b) the Mortgagee covenants to cure or provide adequate assurance of future performance under the lease to the fullest extent permitted by applicable law. If the Mortgagee serves upon the Mortgagor the notice described in the preceding sentence, the Mortgagor shall not seek to reject the leases (or any of them) and shall comply with the demand provided for in clause
(a) of the preceding sentence within thirty (30) days after the notice shall have been given, subject to the performance by the Mortgagee of the covenant provided for in clause (b) of the preceding sentence.

                                    ARTICLE 7
                               RIGHTS OF MORTGAGEE

         SECTION 7.1 RIGHT TO CURE EVENT OF DEFAULT. If Mortgagor shall fail to comply with any of the covenants or obligations of this Mortgage, Mortgagee may upon an Event of Default, but shall not be obligated to, without demand upon Mortgagor, and without waiving or releasing Mortgagor from any obligation in this Mortgage contained, remedy such failure, and Mortgagor agrees to repay upon demand all sums incurred by Mortgagee in remedying any such failure together with expenses and reasonable attorneys' fees and with interest at the Default Rate as defined under the terms of the Note. All such sums, together with interest as aforesaid shall become Indebtedness. No such advance shall be deemed to relieve Mortgagor from any failure hereunder.

         SECTION 7.2 NO CLAIM AGAINST MORTGAGEE. Nothing contained in this Mortgage shall constitute any consent or request by Mortgagee, express or implied, for the performance of any labor or services or for the furnishing of any materials or other property in respect of the Premises or any part thereof, nor as giving Mortgagor or any party in interest with Mortgagor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would create any personal liability against Mortgagee in respect thereof or would permit the making of any claim that any lien based on the performance of such labor or services or the furnishing of any such materials or other property in such fashion as would create any personal liability against Mortgagee in respect thereof or would permit the making of any claim that any lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the lien of this Mortgage.

SECTION 7.3 INSPECTION. Mortgagor will permit Mortgagee or its authorized representatives upon reasonable prior notice (except in the event of an emergency, in which case no notice shall be required) to enter the Premises at all times during normal business hours for the purpose of inspecting the same; provided Mortgagee shall have no duty to make such inspections and shall not incur any liability or obligation for making or not making any such inspections.

         SECTION 7.4 WAIVERS, RELEASES, RESORT TO OTHER SECURITY ETC. Without affecting the liability of any party liable for payment of any Indebtedness or performance of any obligation contained herein, and without affecting the rights of Mortgagee with respect to any security not expressly released in writing, Mortgagee may, at any time, and without notice to or the consent of Mortgagor or any party in interest with the Premises or the Note: (a) release any person liable for payment of all or any part of the Indebtedness or for performance of any obligation herein; (b) make any agreement extending the time or otherwise altering the terms of payment of all or any part of the Indebtedness or modifying or waiving any obligation, or subordinating, modifying or otherwise dealing with the lien or charge hereof; (c) accept any additional security; (d) release or otherwise deal with any property, real or personal, including any or all of the Premises, including making partial releases of the Premises; or (e) resort to any security agreements, pledges, contracts of guarantee, assignments of rents and leases or other securities, and exhaust any one or more of said securities and the security hereunder, either concurrently or independently and in such order as it may determine.

         SECTION 7.5 RIGHTS CUMULATIVE. Each right, power or remedy herein conferred upon Mortgagee is cumulative and in addition to every other right, power or remedy, express or implied, now or hereafter arising, available to Mortgagee, at law or in equity, or under the Code, or under any other agreement, and each and every right, power and remedy of Mortgagee herein set forth or otherwise so existing shall be cumulative to the maximum extent permitted by law and may be exercised from time to time as often and in such order as may be deemed expedient by Mortgagee and any such exercise shall not be a waiver of the right to exercise at any time thereafter any other right, power or remedy. No delay or omission by Mortgagee in the exercise of any right, power or remedy arising hereunder or arising otherwise shall impair any such right, power or remedy or the right of Mortgagee to resort thereto at a later date or be construed to be a waiver of any Event of Default under this Mortgage or the Note.

         SECTION 7.6 SUBSEOUENT AGREEMENTS. Any agreement hereafter made by Mortgagor and Mortgagee pursuant to this Mortgage shall be superior to the rights of the holder of any intervening lien or encumbrance.

SECTION 7.7 WAIVER OF APPRAISEMENT, HOMESTEAD, MARSHALING. Mortgagor hereby waives to the full extent lawfully allowed the benefit of any homestead, appraisement, valuation, stay and extension laws now or hereinafter in force. Mortgagor hereby waives any rights available with respect to marshaling of assets so as to require the separate sales of any portion of the Premises, or as to require Mortgagee to exhaust its remedies against a specific portion of the Premises before proceeding against the other and does hereby expressly consent to and authorize the sale of the Premises or any part thereof as a single unit or parcel. Mortgagor also hereby waives any and all rights of reinstatement and redemption from sale under any order or decree of foreclosure pursuant to rights herein granted, on behalf of the Mortgagor, and each and every person acquiring any interest in, or title to the Premises described herein subsequent to the date of this Mortgage, and on behalf of all other persons to the extent permitted by applicable law.

         SECTION 7.8 BUSINESS LOAN REPRESENTATION. Mortgagor represents and warrants to Mortgagee that the Loan evidenced by the Note is a business loan transacted solely for the purpose of carrying on the business of Mortgagor and not a consumer transaction and that the Premises does not constitute the homestead of Mortgagor.

         SECTION 7.9 DISHONORED CHECKS. In the event Mortgagor shall send to Mortgagee two (2) or more checks in any twelve (12) month period which are not honored by the bank, for any reason, Mortgagee shall have the right to require that all future payments be made by certified check, or other good funds, at Mortgagee's option.

                                    ARTICLE 8
                         EVENTS OF DEFAULT AND REMEDIES

         SECTION 8.1 EVENTS OF DEFAULT. The occurrence of any of the following shall be deemed an event of default under this Mortgage (hereinafter referred to as an "Event of Default"):

         (a) Mortgagor or any co-maker, guarantor or surety shall fail to pay any principal, premium, if any, or interest on the Note when and as the same becomes due (whether at the stated maturity or at a date fixed for any installment payment or any accelerated payment date or otherwise); or

         (b) Mortgagor shall fail to deposit the Charges with Mortgagee or to pay when due any other Indebtedness; or

         (c) Mortgagor shall fail to comply with or perform any other term, condition or covenant of the Note, this Mortgage, the Assignment of Leases, the Assignment of Rents, the Hazardous Materials Indemnity Agreement or any other document securing the Note after the expiration of thirty (30) days of the giving of notice by Mortgagee to Mortgagor of such failure to comply or perform, provided, however, if such failure is incapable of being cured within such thirty (30) days, Mortgagor shall have an additional cure period of thirty (30) days to cure (such total cure period not to exceed sixty (60) days) so long as Mortgagor is diligently and continuously pursuing such cure; or

          (d) Mortgagor or any maker, guarantor or surety of the Note shall make an assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file a petition seeking any reorganization, dissolution, liquidation, arrangement, composition, readjustment or similar relief under any present or future bankruptcy or insolvency statute, law or regulation or shall file an answer admitting to or not contesting the material allegations of a petition filed against it in such proceedings, or shall not within ninety (90) days after the filing of such a petition have the same dismissed or vacated, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of a material part of its properties, or shall not within ninety (90) days after the appointment of a trustee, receiver or liquidator of any material part of its properties without Mortgagor's consent have such appointment vacated; or

         (e) Any certification, representation or warranty made by Mortgagor herein, in the Note or in any other instrument or certificate given as security for the Note or made in connection with the application for the Loan evidenced by the Note or given as an inducement to Mortgagee to make the Joan shall be false, breached or dishonored; or

         (f) The Premises shall be transferred in any manner other than that allowed herein;

         or

         (g) Subject to the provisions of Sections 2.9 and 2.10 hereof, Mortgagor or any of the guarantors of the Indebtedness shall die, be dissolved, liquidated or go out of existence; or

         (h) The occurrence of an Event of Default under Sections 9~4 or ~0.8 hereof.

         SECTION 8.2 MORTGAGEE'S RIGHT TO ACCELERATE. If an Event of Default shall occur Mortgagee may immediately and without notice to Mortgagor declare the entire unpaid principal balance of the Note together with all other Indebtedness to be immediately due and payable and thereupon all such unpaid principal balance of the Note together with all accrued interest thereon, any prepayment premium under the term~ of the Note and all other Indebtedness shall be and become immediately due and payable.

SECTION 8.3 REMEDIES OF MORTGAGEE AND RIGHT TO FORECLOSE. Upon the occurrence of an Event of Default, Mortgagor hereby authorizes and fully empowers Mortgagee to foreclose this Mortgage by judicial proceedings, by advertisement, or by such other statutory procedures including, without limitation, the statutory power of sale available in the state in which the Premises are located, at the option of Mortgagee, with full authority to sell the Premises at public auction or such other means permitted by law and convey the same to the purchaser in fee simple, all in accordance with and in the manner prescribed by law, and out of the proceeds arising from sale and foreclosure to retain the principal, prepayment fee, if any, and interest due on the Note and all other Indebtedness together with all sums of money as Mortgagee shall have expended or advanced pursuant to this Mortgage or pursuant to statute together with interest thereon as herein provided and all costs and expenses of such foreclosure, including lawful attorneys' fees, with the balance, if any, to be paid to the persons entitled thereto by law.

         SECTION 8.4 RECEIVER. Upon the occurrence of an Event of Default, Mortgagee shall be entitled as a matter of right without notice and without regard to the solvency or insolvency of Mortgagor, or the existence of waste of the Premises or the value of the Premises, and without giving bond apply for the appointment of a receiver in accordance with the statutes and law made and provided for who shall collect the rents, and all other income of any kind; manage the Premises so to prevent waste; execute leases within or beyond the period of receivership, pay all expenses for normal maintenance of the Premises and perform the terms of this Mortgage and apply the rents, issues, income and profits to the costs and expenses of the receivership, including attorneys' fees, to the repayment of the Indebtedness and to the operation, maintenance and upkeep and repair of the Premises, including payment of taxes on the Premises and payments of premiums of insurance on the Premises and any other rights permitted by law. Mortgagor does hereby irrevocably consent to such appointment. The receiver may, to the extent permitted under applicable law, without notice, enter upon and take possession of the Premises, or any part thereof, by force, summary proceedings, ejectment or otherwise, and remove Mortgagor or any other person or entity and any personal property therefrom, and may hold, operate and manage the same, receive all rents, earnings, incomes, issues and proceeds and do the things the receiver finds necessary to preserve and protect the Premises, whether during pendency of foreclosure, during a redemption period, if any, or otherwise.

         SECTION 8.5 RIGHTS UNDER UNIFORM COMMERCIAL CODE. In addition to the rights available to a mortgagee of real property, Mortgagee shall also have all the righ~, remedies and recourse available to a secured party under the Code including the right to proceed under the provisions of the Code governing default as to any Collateral as defined in this Mortgage which may be included on the Premises or which may be deemed nonrealty in a foreclosure of this Mortgage or to proceed as to such Collateral in accordance with the procedures and remedies available pursuant to a foreclosure of real estate.

         SECTION 8.6 RIGHT TO DISCONTINUE PROCEEDINGS. In the event Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted under this Mortgage and shall thereafter elect to discontinue or abandon the same for any reason, Mortgagee shall have the unqualified right to do so and in such event Mortgagor and Mortgagee shall be restored to their former positions with respect to the Indebtedness in which case this Mortgage and all rights, remedies and recourse of Mortgagee shall continue as if such action or exercise of a right had not been invoked.

         SECTION 8.7 WAIVERS. Mortgagor also waives the benefit of all laws now existing or that may hereinafter be enacted providing for (i) any appraisal before sale of any portion of the Premises, and (ii) in any way extending the time for the enforcement and collection of the Note or the Mortgage or creating or extending a period of redemption from any sale made in collecting said debt. To the full extent Mortgagor may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter enforced providing for any appraisal, valuation, stay, extension or redemption and Mortgagor, to the extent permitted by law, waives and releases all rights of redemption, valuation, appraisal, stay of execution, notice of election to mature or declare due the whole of the Mortgage and marshaling in the event of foreclosure of the liens hereby created.

                                    ARTICLE 9
                               HAZARDOUS MATERIALS

         SECTION 9.1 DEFINITIONS. The term "Hazardous Materials or Wastes" shall mean any hazardous or toxic materials, pollutants, chemicals, or contaminants, including without limitation asbestos, polychlorinated biphenyls (PCBs) and petroleum products as defined, determined or identified as such in any Laws, as hereinafter defined. The term "Laws" means any federal, state or local laws, rules or regulations (whether now existing or hereinafter enacted or promulgated) including, without limitation, the Clean Water Act, 33 U.S.C. ss.ss. 1251 et seq. (1972), the Clean Air Act, 42 U.S.C. ~ss. 7401 et seq.
(1970), the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Subsection 1802, and The Resource Conservation and Recovery Act, 42 U.S.C. Subsection 6901 et.seq., and any similar state laws, as well as any judicial or administrative interpretation thereof, including any judicial or administrative orders or judgments.

SECTION 9.2 REPRESENTATIONS BY MORTGAGOR. Mortgagor hereby represents to Mortgagee that: (a) to the best of Mortgagor's knowledge after due inquiry, the Premises has never been used either by previous owners or occupants or by Mortgagor or current occupants to generate, manufacture, refine, transport, treat, store, handle or dispose of asbestos or any Hazardous Materials or Wastes and no such Hazardous Materials or Wastes exist on the Premises or in its soil or groundwater; (b) to the best of Mortgagor's knowledge after due inquiry, no portion of the improvements on the Premises has been constructed with asbestos, asbestos-containing materials, urea formaldehyde insulation or any other chemical or substance which has been determined to be a hazard to health and/or the environment; (c) to the best of Mortgagor's knowledge after due inquiry, there are not now nor have there been electrical transformers or other equipment which have dielectric fluid-containing polychlorinated biphenyls (PCBs) located in, on or under the Premises; (d) to the best of Mortgagor's knowledge after due inquiry, the Premises has never contained any underground storage tanks; and (e) Mortgagor has not received nor does it have any knowledge of any summons, citation, directive, letter or other communication, written or oral, from any local, state or federal governmental agency concerning (i) the existence of Hazardous Materials or Wastes on the Premises or in the immediate vicinity or
(ii) the releasing, spilling, leaking, pumping, pouring, emitting, emptying, or dumping of Hazardous Materials or Wastes onto the Premises or into waters or other lands.

         The above representations shall not be deemed to include Hazardous Materials or Wastes which are used in the ordinary course of the operation of businesses on the Premises and which are stored, used and disposed of in accordance with all applicable Laws and ordinances and for which any necessary permits have been obtained.

         SECTION 9.3 COVENANTS OF MORTGAGOR. Mortgagor hereby covenants to Mortgagee that: (a) Mortgagor shall (i) comply and shall cause all occupants of the Premises to comply with all federal, state and local laws, rules, regulations and orders with respect to the discharge, generation, removal, transportation, storage and handling of Hazardous Materials or Wastes, (ii) remove any Hazardous Materials or Wastes immediately upon discovery of same, in accordance with applicable laws, ordinances and orders of governmental authorities having jurisdiction thereof, (iii) pay or cause to be paid all costs associated with such removal; and (iv) indemnify Mortgagee from and against all losses, claims and costs arising out of the migration of Hazardous Materials or Wastes from or through the Premises onto or under other properties; (b) Mortgagor shall keep the Premises free of any lien imposed pursuant to any state or federal law, rule, regulation or order in connection with the existence of Hazardous Materials or Wastes on the Premises; (c) Mortgagor shall not install or permit to be installed or to exist in or on the Premises any asbestos, asbestos-containing materials, urea formaldehyde insulation or any other chemical or substance which has been determined to be a hazard to health and environment; and (d) Mortgagor shall not cause or permit to exist, as a result of an intentional or unintentional act or omission on the part of Mortgagor or any occupant of the Premises, a releasing, spilling, leaking, pumping, emitting, pouring, emptying or dumping of any Hazardous Materials or Wastes onto the Premises or into waters or other lands; and (e) Mortgagor shall give all notifications and prepare all reports required by Laws or any other law with respect to Hazardous Materials or Wastes existing on, released from or emitted from the Premises.

         The above covenants shall not be deemed to prohibit Hazardous Materials or Wastes which are used in the ordinary course of the operation of businesses on the Premises and which are stored, used and disposed of in accordance with all applicable Laws and ordinances and for which any necessary permits have been obtained.

         SECTION  9.4 EVENTS OF DEFAULT AND  REMEDIES.  It shall  constitute  an
Event of Default hereunder and Mortgagee shall be entitled to exercise all remedies available to it hereunder if: (a) any of Mortgagor's representations contained in Section 9.2 hereof prove to be false, inaccurate or misleading; (b) Mortgagor shall fail to comply with the covenants contained in Section 9.3 hereof; (c) any Hazardous Materials or Wastes are hereafter found to exist on the Premises or in its soil or groundwater; or (d) any summons, citation, directive, letter or other communication, written or oral, shall be issued by any local, state or federal governmental agency concerning the matters described in Section 9.2(e)(i) and (ii) above, provided, in any such case, the Mortgagor shall have failed to cure such default within thirty (30) days after giving written notice thereof to the Mortgagor (or, if the default is of a nature that it cannot reasonably be cured within such thirty (30) day period, such additional period of time not to exceed sixty (60) additional days as may be reasonably required so long as Mortgagor has immediately commenced its cure and thereafter diligently prosecutes such cure to completion). The existence of Hazardous Materials or Wastes which are used in the ordinary course of the operation of businesses on the Premises and which are stored, used and disposed of in accordance with all applicable Laws and ordinances and for which any necessary permits have been obtained shall not constitute an Event of Default under this Section 9.4. Mortgagor hereby grants Mortgagee and its employees and agents an irrevocable and non-exclusive license to enter the Premises, subject to rights of tenants and upon reasonable prior notice, in order to inspect, and to conduct testing and remove Hazardous Materials or Wastes. All costs of such inspection, testing and removal shall immediately become due and payable to Mortgagee, shall be secured by this Mortgage and shall constitute additional Indebtedness.

         SECTION 9.5 INDEMNIFICATION. Mortgagor hereby agrees to defend, indemnify and hold harmless Mortgagee, its directors, officers, employees, agents, contractors, subcontractors, licensees, invitees, successors and assigns ("Indemnified Parties") from and against any and all claims, losses, damages, liabilities, judgments, costs and expenses (including, without limitation, reasonable attorneys' fees, and costs incurred in the investigation, defense and settlement of claims or remediation of contamination) incurred by the Indemnified Parties as a result of or in connection with the presence or removal of Hazardous Materials or Wastes or as a result of or in connection with activities prohibited under this Article. Mortgagor shall bear, pay and discharge, as and when the same become due and payable, any and all such judgments or claims for damages, penalties or otherwise, against the Indenmified Parties, shall hold the Indemnified Parties harmless against all claims, losses, damages, liabilities, costs and expenses, and shall assume the burden and expense of defending all suits, administrative proceedings, and negotiations of any description with any and all persons, political subdivisions or government agencies arising out of any of the occurrences set forth in this Article. This indemnification shall remain in full force and effect and shall survive the repayment of the Indebtedness and the satisfaction of the documents securing the same, as well as the exercise of any remedy by Mortgagee hereunder or under the other documents securing this Mortgage, including a foreclosure of this Mortgage or the acceptance of a deed in lieu of foreclosure.

         The indemnities contained herein shall not apply to actions taken by any party or to Hazardous Materials or Wastes first existing on the Premises after the date on which the Mortgagor is no longer fee owner of the Premises.

         SECTION 9.6 LOSS OF VALUE. Mortgagor hereby assures Mortgagee that Mortgagee will not suffer loss due to diminution of value of the Premises, whether during the term hereof or thereafter, due to Hazardous Material or Wastes upon the Premises, except for those Mortgagor proves were introduced onto the Premises after title has passed to Mortgagee by foreclosure or otherwise and will, upon demand, reimburse Mortgagee for any such loss of value.

                                   ARTICLE 10
                                  MISCELLANEOUS

         SECTION 10.1 RELEASE OF MORTGAGE. When all Indebtedness has been paid, this Mortgage and all assignments herein contained shall, except as otherwise provided herein, terminate and shall be released by Mortgagee at Mortgagor's expense.

         SECTION 10.2 CHOICE OF LAW. This Mortgage is made and executed under the laws of the State of Rhode Island and is intended to be governed by the laws of said State without resort to its conflicts of laws rules.

         SECTION 10.3 SUCCESSORS AND ASSIGNS. This Mortgage and each and every covenant agreement and other provision hereof shall be binding upon Mortgagor and its successors and assigns, including, without limitation each and every person or entity that may, from time to time, be record owner of the Premises and any person, or entity, other than Mortgagee, having an interest therein, shall run with the land and shall inure to the benefit of Mortgagee and its successors and assigns. As used herein the words "successors and assigns" shall also be deemed to include the heirs, representatives, administrators and executors of any natural person who is a party to this Mortgage. Nothing in this Section shall be construed to constitute consent by Mortgagee to assignment by Mortgagor.

         SECTION 10.4 PARTIAL INVALIDITY. All rights, powers and remedies provided herein are intended to be limited to the extent necessary so that they will not render this Mortgage invalid, unenforceable or not entitled to be recorded, registered or filed under any applicable law. If any term of this Mortgage shall be held to be invalid, illegal or unenforceable, the validity and enforceability of the other terms of this Mortgage shall in no way be affected thereby.

SECTION 10.5 CAPTIONS AND HEADINGS. The captions and headings of the various sections of this Mortgage are for convenience only and are not to be construed as confining or limiting in any way the scope or intent of the provisions hereof. Whenever the context requires or permits the singular shall include the plural, the plural shall include the singular and the masculine, feminine and neuter shall be freely interchangeable.

         SECTION 10.6 NOTICES. Any notice which any party hereto may desire or may be required to give to any other party shall be in writing and either (a) mailed by certified mail, return receipt requested, or (b) sent by an overnight carrier which provides for a return receipt, or (c) sent by facsimile followed up by mailing of such notice by either of the methods set forth in 10.6(a) or
(b) above on the day of sending such facsimile or the next succeeding business day. Any such notice shall be sent to the respective party's address as set forth on Page 1 of this Mortgage or to such other address as such party may, by notice in writing, designate as its address. Any such notice shall constitute service of notice hereunder three (3) days after the mailing thereof by certified mail, one (1) day after the sending thereof by overnight carrier, and on the same day as the sending of a facsimile pursuant to the terms hereof.

         SECTION 10.7 BUILDING USE. During the entire term of the Note and this Mortgage, Mortgagor agrees not to convert the Premises to a condominium or cooperative of any kind or to any use other than an office, research and development, manufacturing or warehouse building. Further, Mortgagor acknowledges that the second and third floor of the Premises shall only be used for office purposes and not converted for any other approved use of the Premises. In that connection, Mortgagor covenants that the sale of units and/or recording of condominium or cooperative documents on the Premises or any part thereof shall constitute an Event of Default hereunder.

         SECTION 10.8 MANAGEMENT OF THE PREMISES. Mortgagor acknowledges that the successful management of the Premises is of critical importance to Mortgagee and a primary inducement in the making of the loan evidenced by the Note and secured by this Mortgage. In the event management becomes unsatisfactory, Mortgagee shall notify Mortgagor of the same and Mortgagor shall, within thirty
(30) days of such notice, correct any management deficiencies. Failure to so correct shall constitute an Event of Default hereunder. Present management of the Premises by Mortgagor is acceptable to Mortgagor at this time.

     SECTION   10.9   AMENDMENT/MODIFICATION.   Amendment   to,   waiver  of  or
modification of any provision of this Mortgage must be made in writing. No oral waiver, amendment, or modification may be implied.

SECTION 10.10 REPRESENTATIONS OF MORTGAGOR. Mortgagor affirmatively represents and warrants that the written terms of the Note, this Mortgage, the Assignment of Leases, the Assignment of Rents, the financing statements, any other Loan Documents and any other documents executed in connection with the Loan, and each of them, accurately reflect the understanding of Mortgagor, as to all matters addressed therein, and Mortgagor further represents and warrants that there are no other agreements or understandings, written or oral, which exist between Mortgagor and Mortgagee relating to the matters addressed in said documents.

         SECTION 10.11 MORTGAGEE'S EXPENSE. Should Mortgagee make any payments hereunder or under the Note or under any of the other documents securing the Note or incur any liability, loss or damage under or by reason of this Mortgage, the Note or any of the other documents securing the Note, or in the defense of any claims or demands, the amount thereof, and afl costs and expenses, including all filing, recording, and title fees and any other expenses relating to the Loan, including without limitation filing fees for UCC continuation statements and any expense involving modification thereto, reasonable attorneys' fees, and any and all costs and expenses incurred in connection with making, performing, or collecting the Indebtedness or exercising any of Mortgagee's rights under the Note, the Mortgage or any other Loan Documents, including reasonable attorneys' fees, the cost of appraisals and the cost of any environmental inspections (as provided in Section 9.4) in connection therewith, and all claims for brokerage and finder's fees which may be made in connection with the making of the Loan, together with interest thereon, at the Default Rate as defined in the Note, shall become part of the Indebtedness and shall be secured by this Mortgage and the other Loan Documents and Mortgagor hereby agrees to reimburse Mortgagee therefor immediately upon demand. Such sums, costs and expenses shall be, until so paid, part of the Indebtedness and Mortgagee shall be entitled, to the extent permitted by law, to receive and retain the f~ll amount of the Indebtedness in any action for redemption by Mortgagor, for an accounting for the proceeds of a foreclosure sale or of insurance proceeds or for apportionment of an eminent domain damage award.

         SECTION 10.12 MORTGAGEE'S RIGHT TO COUNSEL. If Mortgagee retains attorneys to enforce any of the terms hereof or the Note or of any of the other Loan Documents or because of the breach by Mortgagor of any of the terms hereof or of any of the Loan Documents, or for the recovery of any Indebtedness secured hereby or by any of the other Loan Documents, Mortgagor shall pay to Mortgagee reasonable attorneys' fees, and all costs and expenses, whether or not an action is actually commenced and the right to such reasonable attorneys' fees, and all costs and expenses shall be deemed to have accrued on the date such attorneys are retained, shall include fees and costs in connection with litigation, arbitration, mediation and/or administrative proceedings, and shall be enforceable whether or not such action is prosecuted to judgment and shall include all appeals. Attorneys' fees and expenses shall for purposes of this Mortgage include all paralegal, electronic research, legal specialists and all other costs in connection with that performance of Mortgagee's attorneys.

If Mortgagee is, by reason of being the holder of this Mortgage, made a party defendant of any litigation concerning this Mortgage or the Premises or any part thereof or therein, or the construction, maintenance, operation or the occupancy or use thereof by Mortgagor, then Mortgagor shall indemnify, defend and hold Mortgagee harmless from and against all liability by reason of said litigation, including reasonable attorneys' fees, and all costs and expenses incurred by Mortgagee in any such litigation or other proceedings, whether or not any such litigation or other proceedings is prosecuted to judgment or other determination.

         SECTION 10.13 OTHER REPRESENTATIONS AND WARRANTIES. All statements contained in any loan application, certificate or other instrument delivered by or on behalf of Mortgagor to Mortgagee or Mortgagee's representatives in connection with the Loan shall constitute representations and warranties made by Mortgagor hereunder. Such representations and warranties made hereunder and thereunder shall survive the delivery of this Mortgage, and any misrepresentations thereunder shall be deemed as misrepresentations hereunder.

         SECTION 10.14 LIMITATION OF INTEREST. It is the intent of Mortgagor and Mortgagee in the execution of this Mortgage and the Note and all other instruments securing the Note to contract in strict compliance with the usury laws of the State of Rhode Island governing the Note. In furtherance thereof, Mortgagee and Mortgagor stipulate and agree that none of the terms and provisions contained herein or in the Note or in any Loan Document shall ever be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the laws of the State of Rhode Island. Mortgagor, or any guarantors, endorser or other party now or hereafter becoming liable for the payment of the Note shall never be required to pay interest on the Note at a rate in excess of the maximum interest that may be lawfully charged under the laws of the State of Rhode Island and the provisions of this Section shall control over all other provisions of the Note and any other instrument executed in connection herewith which may be in apparent conflict herewith. If, from any circumstances whatsoever fulfillment of any provision of the Note, this Mortgage or any Loan Document, at the time performance of such provision shall be due, shall involve transcending the limit on interest presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then Mortgagee may, at its option (i) reduce the obligations to be fulfilled to such limit on interest, or (ii) apply the amount that would exceed such limit on interest to the reduction of the outstanding principal balance of the Note, and not to the payment of interest, with the same force and effect as though the Mortgagor had specifically designated such sums to be so applied to principal and Mortgagee had agreed to accept such extra payment(s) as a prepayment without a fee, so that in no event shall any exaction be possible under the Note that is in excess of the applicable limit on interest.

         SECTION 10.15 TIME OF TIlE ESSENCE. Mortgagor agrees that time is of the essence with respect to all of the covenants, agreements and representations under this Mortgage.

         SECTION 10.16 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations covenants and warranties contained herein or in any other Loan Document, executed by Mortgagor in connection herewith shall survive the delivery of the Note, this Mortgage and all other Loan Documents, executed in connection herewith and the provisions hereof shall continue to inure to the benefit of Mortgagee, its successors and assigns.

         SECTION 10.17 WAIVER OF JURY TRIAL. No party to this Mortgage or any assignee, successor, heir or personal representative of a party shall seek a jury trial in any lawsuit, proceeding, counterclaim, or any other litigation proceedings based upon or arising out of this Mortgage, any related agreement or instrument, any other collateral for the Indebtedness or the dealings or the relationship between or among the parties, or any of them. No party will seek to consolidate any such action. in which a jury trial has been waived, with any other action in which a jury trial cannot or has not been waived. The provisions of this paragraph have been fully discussed by the parties hereto, and these provisions shall be subject to no exceptions. No party has in any way agreed with or represented to any other party that the provisions of this paragraph will not be fully enforced in all instances.

         SECTiON 10.18 MINIMUM REOUIREMENT. Mortgagor recognizes that the requirements imposed upon Mortgagor hereunder, including, without limitation, insurance requirements, are minimum requirements as determined by Mortgagee and do not constitute a representation that the requirements are complete or adequate. Mortgagor understands that it is Mortgagor's duty and responsibility to act prudently and responsibly at all times for Mortgagor's protection and for the protection of the Premises.

         SECTION 10.19 OPEN END ADVANCE MORTGAGE. This Mortgage permits and secures any and all current and future advances to the Mortgagor evidenced by (or pursuant to) any one or more of the following: the Note, the Assignment of Leases, the Assignment of Rents or any other Loan Documents, such other note or notes as may be signed by the Mortgagor payable to Mortgagee and such other agreements) as may be entered into by Mortgagor with Mortgagee and signed by Mortgagor. The unpaid principal balance of indebtedness outstanding under this Mortgage shall at no time exceed $3,000,000.00. Mortgagee will accept notices pursuant to Sections 34-25-10(b) and 34-25-11 of the General Laws of the State of Rhode Island at the address and in the manner set forth in this Mortgage.


         IN WITNESS WHEREOF, Mortgagor has caused this Mortgage to be executed and delivered by its this 11th day of January, 1999

                                                              "MORTGAGOR"
                        KVH Industries, Inc., a Delaware
                                                              corporation

                       By: ______________________________
                                (Printed), Title



STATE OF Rhode Island                                       )
                                                            ) SS:
COUNTY OF Newport                                           )


         In __Newport________, on the __11th_ day of January, 1999, before me personally appeared Richard C. Forsyth to me known and known by me to be the of KVH Industries, Inc., a Delaware corporation and the person executing the foregoing document on behalf of said corporation, and he acknowledged said document executed by him to be his free act and deed, his free act and deed in said capacity and the free act and deed of said corporation.



                          Print Name: Eneida M. DeJesus
                                  Notary Public
                         My Commission Expires: 7/6/2002


















         This document prepared by and after recording should be returned to Michael D. Moriarty, Attorney at Law, LOCKE REYNOLDS BOYD & WEISELL, 1000 Capital Center South, 201 North Illinois Street, Indianapolis, IN 46204, (317) 237-3800.

                                   EXHIBIT "A"

                                       To

                    OPEN END MORTGAGE, AND SECURITY AGREEMENT
                         AND FIXTURE FINANCING STATEMENT
                       WITH ASSIGNMENT OF LEASES AND RENTS


Legal Description:

         That certain parcel of land with all buildings and improvements situated thereon, located on the northerly side of East Main Road in the Town of Middletown, County of Newport, State of Rhode Island being bounded and described as follows:

     Beginning at a point on the northerly line of East Main Road, said point being the most southwesterly corner of the parcel herein described, and the most southeasterly corner of land now or formerly of Israel M. Resnikoff and David T. Chase;

         Thence running North 84(Degree) 49' 31" East, along the northerly line of East Main Road, a distance of forty-nine and ninety-three one hundredths (49~93) feet to a bound;

         Thence running northeasterly along a curve bounded southeasterly having an interior central angle of 89(Degree) 58' 23", a radius of forty and zero one hundredths (40.00) feet, and an arc length of sixty-two and eighty-one hundredths (62.81) feet to a bound;

         Thence running northeasterly bounded southeasterly along a curve having an exterior central angle of 18(Degree) 35' 51", a radius of one thousand five and zero one hundredths (1005.00) feet and an arc length of three hundred twenty-six and twenty-one one hundredths (326.21) feet to a bound;

         Thence running northeasterly, bounded southeasterly along a curve having an exterior central angle of 75(Degree) 49' 32", a radius of three hundred fifty and zero one-hundredths (350.00) feet, an arc length of four hundred sixty-three and nineteen one hundredths (463.19) feet to a point, the last three course bounding Enterprise Road;

         Thence running on a line having a bearing of North 06(Degree) 51' 02" West, bounded easterly by Lot 2 of land now or formerly of Gilbane Properties, Inc., a distance of two hundred sixty and fifty-nine one hundredths (260.59) feet to a point;

         Thence turning and running on a line having a bearing of South 83(Degree) O8' 58" West, bounded northerly by land now or formerly of Saint Lucy's Church a distance of twenty-four and eighty-two one hundredths (24.82) feet to a point;

         Thence running on a line having a bearing of South 82(Degree) 33' 11" West, bounded northerly by a parcel of land now or formerly of James A. and Zenaila Taylor, Frank and Ruth Norlin, Mark S. Silva, and Lucelle and Roger Choumaid, a distance of two hundred thirty-five and ninety-six one hundredths (235.96) feet to a point;

     Thence running along a line having a bearing of South 83(Degree) 53' 42" West bounded northerly by land now or formerly of Lucelle and Roger Choumaid, Donald M. and Maureen Guerrera, Donna A. and Carol J. Wells, and Daniel S. and Donna M. Kinricks, a distance of two hundred fifty-six and eighty-two one hundredths (256.82) feet to a point;

         Thence running along a line having a bearing of South 86(Degree) 13' 46" West, bounded northerly by land now or formerly of Mary Elizabeth Ward, and Joseph E. and Alice V. Neves a distance of one hundred seventy-four and eighty-four one hundredths (174.84) feet to a point;

         Thence running on a line having a bearing of South 84(Degree) 31' 11" West, bounded northerly by land now or formerly of Alfred M. Freitas a distance of two hundred fifty-seven and eight one hundredths (257.08) feet to point;

         Thence running on a line having a bearing of South 01(Degree) 06' 48" West, bounded westerly a distance of one hundred seventeen and seven one hundredths (117.07) feet to a point;

     Thence running on a line having a bearing of South 02(Degree) 17' 22" East, bounded westerly a distance of one hundred forty-seven and ninety-one one hundredths (147.91) feet to a point, the last two courses bounding on land now or formerly of Manuel M. and Mary E. Reis;

         Thence running on a line having a bearing of North 84(Degree) 09' 56" East, bounded southerly a distance of three hundred ninety-nine and eighty-two one hundredths (399.82) feet to a point;

         Thence running southeasterly bounded southwesterly, along a curve having an exterior central angle of 103(Degree) 51' 26", a radius of two hundred and zero one hundredths (200.00) feet, and an arc length of three hundred sixty-two and fifty-three one hundredths (362.53) feet to a point;

         Thence running along a line having a bearing of South 08(Degree) 01' 22" West, bounded westerly a distance of one hundred forty-seven and forty one-hundredths (147.40) feet to a point;

         Thence running on a line having a bearing South 20(Degree) 32' 06" West, bounded westerly a distance of two hundred and eighty-three one hundredths (200.83) feet to a point;

     Thence running on a line having a bearing of South 04(Degree) 08' 50" East, bounded westerly a distance of seventeen and eighteen one hundredths (17.18) feet to a point, said point being the point and place of beginning, the last five courses bounding on land now or formerly of Israel M. Resnikoff and David
T. Chase;

         Being the same premises conveyed to Rhode Island Industrial Facilities Corporation dated by deed from Middletown Technology Associates, III, L.P., recorded with the Records of Land Evidence in the Town of Middletown in Book 174 at page 25.

         Being the same premises shown on the plan entitled "Plan of Land in Middletown, Rhode Island, Prepared By Vanasse/Hangen Engineering, Inc., dated July 28, 1986, and recorded with said Records of Land Evidence in Planning Book 13, Page 303".

         Said  premises  have  the  benefits  of  all  appurtenant   rights  and
easements.

                                   EXHIBIT "B"
                                       To

                         MORTGAGE AND SECURITY AGREEMENT
                         AND FIXTURE FINANCING STATEMENT
                       WITH ASSIGNMENT OF LEASES AND RENTS

Permitted Encumbrances:

1. Real estate taxes and municipal charges which are not yet due and payable.

2. Restrictions recorded in Book 160 at Page 234.

3. Easement as set forth in Book 156 at Page 841.

4. Easement as set forth in Book 149 at Page 28.

                           IDS Life Insurance Company
                                Loan #694-001790

                                 PROMISSORY NOTE

                                 $3,000,000.00
                                January 11, 1999
                            Middletown, Rhode Island

         1. Agreement to Pay. For value received, the undersigned KVH Industries, Inc., a Delaware corporation (hereinafter referred to as "Borrower") (whose mailing address is 50 Enterprise Center, Middletown, Rhode Island 02842), hereby agrees and promises to pay to order of IDS Life Insurance Company, a Minnesota corporation, its endorsees, successors and assigns (hereinafter referred to as "Lender"), at its principal office and mailing address at do American Express Financial Corporation, 733 Marquette Avenue, Minneapolis, Minnesota 55440, Attention: Real Estate Loan Management, Unit #401, or such other address as Lender may from time to time designate, the principal sum of Three Million and 00/100 Dollars and 00/100 Dollars ($3,000,000.00) or so much as may from time to time be disbursed hereon, together with interest on the unpaid principal balance hereof from the date hereof until said amounts shall have been paid in full at the rate provided for herein and all other sums due as provided herein, payable in lawful money of the United States of America, which shall be legal tender for public and private debt at the time of payment (the "Loan").

         2. Interest Rate. The outstanding principal balance hereof shall bear interest at the rate of seven percent (7.0%) per annum (the "Regular Rate") computed on the basis of the actual days elapsed on the assumption that each month contains thirty (30) days and each year contains three hundred sixty (360) days.

         3. Monthly Payment; Maturity Date. Principal and interest upon this Note shall be paid as follows:

         (a) On the date hereof, interest only at the Regular Rate shall be due and payable on the unpaid principal balance hereof equal to accrued interest from the date of disbursement hereunder through the last day of January, 1999.

         (b) On the first day of March, 1999, and continuing on the first day of each month thereafter through and including January 1, 2009, interest at the Regular Rate and principal payments shall be made in two hundred thirty-nine (239) equal installments of Twenty-three Thousand Two Hundred Fifty-eight and 97/100 Dollars ($23,258.97) each (based on a twenty (20) year amortization of the principal amount of this Note commencing on February 1, 1999).

          (c) On the first day of February, 2009 (the "Maturity Date"), a final payment shall he due and payable in the amount of the entire unpaid principal and interest on this Note.

         (d) This is a balloon note, and on the Maturity Date a substantial portion of the principal amount of this Note will remain unpaid by the monthly payments above required.

         (e) All payments shall be applied first to late charges due hereunder, second to any prepayment fee due hereunder, third to accrued interest at the rate then in effect under the terms hereof, and fourth to principal. However, upon the occurrence of an Event of Default (as hereinafter defined), any monies received shall be applied, at the option and discretion of Lender, to any sums due under the Note or instrument securing this Note, including, without limitation, reasonable attorneys' fees, and other costs of collection as provided herein.

         (f) All payments hereunder which are due on a Saturday, Sunday or holiday shall he deemed to be payable on the next business day.

         4. Default Interest Rate. Upon the earlier to occur of (a) the date on which the indebtedness evidenced hereby is accelerated by Lender, or (b) the date on which an Event of Default (as hereinafter defined) occurs which is not cured within thirty (30) days, or (c) upon nonpayment at the Maturity Date, the interest rate payable hereunder shall thereafter increase and shall be payable on the whole of the unpaid principal balance at a rate equal to the lesser of
(i) four percent (4%) per annum in excess of the rate of interest then in effect under the terms of this Note or (ii) the highest rate of interest permitted under the laws of the State of Rhode Island (hereinafter referred to as the "Default Rate"). Interest on this Note at the Default Rate shall be immediately due and payable without notice or demand. The Default Rate shall be applicable whether or not Lender has exercised its option to accelerate the maturity of this Note and declare the entire unpaid principal indebtedness to be due and payable. The Default Rate shall continue until Borrower has cured all defaults as permitted herein, Borrower has paid all indebtedness evidenced by this Note in full, or all foreclosure proceedings have been completed and all redemption periods have expired, whichever shall occur first. This provision shall not be deemed to excuse a default and shall not be deemed a waiver of any other rights Lender may have, including the right to declare the entire unpaid principal balance and accrued interest immediately due and payable.

         5. Late Charge. Any monthly installment payment, including monthly payments of escrows for real estate taxes, special assessments and/or insurance premiums required by the "Mortgage" (as hereinafter defined) not made by Borrower within ten (10) days of the due date shall be subject to a late payment charge equal to five percent (5%) of the amount of such monthly payment. The late charge shall apply individually to all payments past due with no daily adjustment and shall be used to defray the cost of Lender incident to collecting such late payment.

This provision shall not be deemed to excuse a late payment or be deemed a waiver of any other rights Lender may have, including the right to declare the entire unpaid principal balance and accrued interest immediately due and payable.

     6. Security. This Note is given to evidence an actual loan in the above amount and is the Note referred to in and secured by:

         (a) An Open End Mortgage, And Security Agreement And Fixture Financing Statement With Assignment Of Leases And Rents (the "Mortgage") given by Borrower, as mortgagor, to Lender, as mortgagee, of a contemporaneous date herewith, encumbering certain real property and the improvements thereon located in the Town of Middletown, County of Newport, State of Rhode Island (the "Premises"); and

         (b) An Assignment of Leases (the "Assignment of Leases") and Assignment of Rents (the "Assignment of Rents") given by Borrower, as assignor, to Lender, as assignee, of a contemporaneous date herewith, assigning to assignee all of the rents, issues, profits and leases of the Premises; and

         (c) Other collateral security agreements (the "Security Documents") given Borrower or guarantors of the Loan to Lender, all of a contemporaneous date herewith.

         (d) A Hazardous Materials Indemnity Agreement (the "Hazardous Materials Agreement") given by Borrower to Lender of a contemporaneous date herewith providing indemnification to Lender for claims, losses, liabilities, etc. for matters arising out of Hazardous Materials or violation of Laws (as those two terms are more particularly defined in the Hazardous Materials Agreement).

Reference is hereby made to the Mortgage, the Assignment of Leases, the Assignment of Rents, the Security Documents and the Hazardous Materials Agreement (which are incorporated herein by reference as fully and with the same effect as if set forth herein at length) for a description of Premises, a statement of the covenants and agreements, a statement of the rights and remedies and securities afforded thereby and all other matters contained therein. The Note, Mortgage, Assignment of Leases, Assignment of Rents,
Hazardous Materials Agreement and Security Documents shall be referred to collectively as the Loan Documents.

         7. Default and Acceleration. If a default be made in any payment of principal, interest or any other sum or charge when due in accordance with the terms and conditions of this Note or the Mortgage, or if an Event of Default (as that term is defined in the Mortgage) occurs in the Mortgage, or if there is a nonmonetary default in or nonperformance of any term or obligation of any of the Loan Documents after the expiration of thirty (30) days of the giving of notice by Lender to Borrower of such nonmonetary default or nonperformance (or if such nonmonetary default cannot be cured within thirty (30) days, then such cure period shall be extended for an additional thirty (30) days for a total cure period not to exceed sixty (60) days so long as Borrower is continuously and diligently pursuing such cure), such event shall constitute an Event of Default hereunder (an "Event of Default"), and the entire unpaid principal balance, together with accrued interest thereon and the prepayment fee, if appropriate, shall become, without notice, immediately due and payable at the option of Lender.

         8. Loan Year. "Loan Year" shall mean a period consisting of twelve (12) consecutive months commencing on the First day of the first calendar month subsequent to the date hereof, or on any anniversary thereof, the First Loan Year being a Loan Year commencing the First day of February, 1999. If the date hereof is the first day of a month, the first Loan Year shall commence on the date hereof.

         9. Prepayment Privilege. For and in consideration of the prepayment fee described in this Section, to which Borrower and Lender have agreed, the indebtedness evidenced hereby may be prepaid in accordance with the provisions of this Section and not otherwise.

         (a) Borrower shall have the right to repay this Note in full, but not in part during the entire term hereof provided that any such payment of the principal balance of this Note, for whatever reason, whether voluntary or involuntary, shall be subject to a prepayment fee which shall be calculated as provided in this Section 9(a). In no event shall the above calculation result in a reduction of the principal balance or accrued interest at prepayment. The prepayment fee shall be calculated as follows:

                  (i) The annualized yield to maturity, on the date a prepayment is made of a certain U.S. Government Note maturing on the Maturity Date (the "Calculation Date"), is hereby defined as the "Reinvestment Yield". Quotations supplied by the Federal Reserve Bank of New York shall be the source of this determination. Any government note that is designated with the footnote "f" or with similar feature in the future shall not be considered in connection with the computation to be made. If there is no quotation for a U. S. Government Note maturing on the Calculation Date at such time as such prepayment is made, the Lender shall select a U.S. Government Note having a maturity date most closely approximate to the Calculation Date as quoted by the Federal Reserve Bank of New York for purposes of determining the Reinvestment Yield pursuant to this subsection. In the event that there is more than one U.S. Government Note maturing on the Calculation Date at the time such prepayment is made, Lender shall have the right to select the applicable U.S. Government Note. In the event that such quotes are no longer available, then Lender shall have the sole right to select a reasonably alternative basis on which to determine the Reinvestment Yield.

                  Footnote "f" relates to Government Notes which are redeemable at par and accrued interest to the date of payment, at any time, upon the death of the owner at the option of the duly constituted representative of the owner's estate.

                  (ii) Calculate the monthly interest payment that would be received by reinvesting the proceeds of the prepayment at an interest rate equivalent to the Reinvestment Yield. The result is hereby defined as the "Reinvestment Payment".

                  (iii) Subtract the Reinvestment Payment from an amount equal to the monthly interest payment that would be received by reinvesting the proceeds of the prepayment at an interest rate equal to the then applicable rate of the Note. The result is hereby defined as the "Prepayment Differential". In the event that the Reinvestment Yield is greater than the applicable rate, the Prepayment Differential shall equal zero.

                  (iv) Calculate the present value of the Prepayment Differential using a discount factor equal to the Reinvestment Yield (monthly compounding) to the number of months remaining from the date of such prepayment until the Calculation Date. Such amount shall equal the prepayment due hereunder.

     (b) No prepayment fee shall be due if the indebtedness evidenced hereby is paid in full during the last ninety (90) days prior to the Maturity Date.

         (c) At the option of Lender, this Note is also subject to mandatory prepayment, without prepayment fee of any kind, upon certain events set forth in the Mortgage; further, if Lender, at its option, does not make proceeds of insurance or condemnation awards available for repair or restoration of the Premises, Borrower may prepay this Loan in full within ninety (90) days of notice of nonavailability without a prepayment fee.

         (d) Prepayments (other than prepayments pursuant to subsection (c) above) shall be made only upon advance written notice of at least thirty (30) days to Lender and shall be made on a regularly scheduled installment payment date. Notice of prepayment shall not suspend nor reduce required installment payments.

         (e) In the event an Event of Default shall occur under the terms of the Loan Documents and Lender shall accelerate the Loan as part of a foreclosure proceeding or otherwise and Borrower shall then tender payment of the Loan in full, or Lender shall obtain judgment for any portion of the Loan, such tender or judgment shall constitute prepayment and the fee provided for in this Section shall be due.

Borrower hereby expressly agrees that such prepayment fee constitutes additional bargained-for consideration given by Borrower to Lender in order to induce Lender to make the Loan to Borrower.

         10. Payment Upon an Event of Default. Upon the occurrence of an Event of Default and following acceleration of maturity hereof by Lender, a tender of payment of or entry of judgment for the amount necessary to satisfy the entire unpaid principal balance due and payable shall be deemed to constitute an attempted evasion of the aforesaid restrictions on the right of prepayment and shall be deemed a prepayment hereunder, and such a payment or judgment must, therefore, include the prepayment fee then in effect under the terms hereof. Lender shall have the right to include and bid in such prepayment fee as an amount due to Lender in connection with any foreclosure sale.

         11. Effect of Application of Insurance or Condemnation Proceeds. Not-withstanding anything herein to the contrary, in the event that Lender is unwilling to make the proceeds of a condemnation award or insurance settlement on the Premises available for repair or restoration and elects to apply such award or settlement towards the reduction of the principal balance of this Note pursuant to the terms of the Mortgage, and the proceeds thereof do not pay in full the balance outstanding on this Note, provided the Borrower does not elect to pay the Loan in full without any prepayment fee as provided in Section 10(c) hereof, then the unpaid principal balance shall be reamortized over the remaining portion of the amortization period and the debt service payments set forth in Section 3(1)) hereof shall be reduced accordingly.

         12. Costs of Collection. Borrower agrees that if, and as often as, this
Note is placed in the hands of an attorney for collection or to defend or enforce any of Lender's rights hereunder, or under the Mortgage, the Assignment of Leases, Assignment of Rents or any other Security Document or Loan Document securing payment of this Note, Borrower will pay to Lender its reasonable attorneys' and paralegals' fees, and costs, including, without limitation, all fees and costs incurred in litigation, mediation, arbitration, bankruptcy and administrative proceedings, and appeals therefrom, and all court costs and other expenses, including, without limitation, appraisal fees and costs of environmental review, incurred in connection therewith.

         13. Time. Time is of the essence of this Note and each of the provisions hereof.

         14. Governing Law. This Note shall be governed by the laws of the State of Rhode Island without resort to Rhode Island's conflict of laws rules

         15. Interest Limitation. All agreements between Borrower and Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance, loaning or detention of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. If from any circumstance whatsoever, fulfillment of any provision hereof or of the Mortgage, Assignment of Leases or any other Security Document or Loan Document at any time given the amount paid or agreed to be paid shall exceed the maximum permissible under applicable law, then, the obligation to be fulfilled shall automatically be reduced to the limit permitted by applicable law, and if from any circumstance Lender should ever receive as interest an amount which would exceed the highest lawful rate of interest, such amount which would be in excess of such highest lawful rate of interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between Borrower and Lender and shall be binding upon and available to any subsequent holder of this Note.

         16.      Waivers by Borrower.

         (a) Borrower and all other persons or entities liable for all or part of the principal balance evidenced by this Note severally hereby waive presentment for payment, protest and notice of non-payment.

         (b) Borrower and all persons and entities liable for all or part of the principal balance evidenced by this Note hereby consent, without affecting their liability, to the granting, with or without notice, of any extension or alteration of time for payment of any sum or sums due hereunder or under the Loan Documents, or for the performance of any covenant, condition or agreement contained herein or therein on the ground of any other indulgence, or the taking or releasing or subordinating of any security for the indebtedness hereunder, or the acceptance of additional security of any kind, or any other modification or amendment of this Note or of any of the Loan Documents, any release of, or resort to any party liable for payment hereof, and agree that such action will in no way release or discharge the liability of such parties, whether or not granted or done with the knowledge or consent of such parties.

         (c) Borrower and all persons and entities liable for all or a part of the principal balance evidenced by this Note hereby waive and renounce, to the extent permitted by applicable law, all rights to the benefits of any statute of limitations and any moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption, appraisement, exemption and homestead now provided, or which may hereafter be provided, by the Constitution or laws of the United States of America or the State of Rhode Island, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note and the Loan Documents.

         (d) Borrower and all the persons liable for all or a part of the principal balance evidenced by this Note waive any right to set off and/or recoupment against Lender in connection with claims against Lender relating to any other claim it now or hereafter may have against Lender, and agrees it will not urge or assert any claim including but not limited to a set off and/or recoupment, it may have now or hereafter, against Lender as a defense against payment of this Note.

         17.      No Waiver by Lender.

         (a) Lender shall not be deemed to have waived any of its rights or remedies under this Note unless such waiver is expressed in writing by Lender, and no delay or omission by Lender in exercising, or failure by Lender on any one or more occasions to exercise, any of Lender's rights hereunder or under the Loan Documents, or at law or in equity, including, without limitation, Lender's right, after the occurrence of any Event of Default by Borrower, to declare the entire indebtedness evidenced hereby immediately due and payable, shall be construed as a novation of this Note or shall operate as a waiver or prevent the subsequent exercise of any or all such rights.

         (b) Acceptance by Lender of any portion or all of any sum payable hereunder, whether before, on or after the due date of such payment shall not be a waiver of Lender's right either to require prompt payment when due of all other sums payable hereunder or to exercise any of Lender's rights, powers and remedies hereunder or under the Loan Documents. A waiver of any right in writing on one occasion shall not be construed as a waiver of Lender's rights to insist thereafter upon strict compliance with the terms hereof without previous notice of such intention being given to Borrower, and no exercise of any right by Lender shall constitute or be deemed to constitute an election of remedies by Lender precluding the subsequent exercise by Lender of any or all of the rights, powers and remedies available to it hereunder or under the Loan Documents, or at law or in equity. Borrower expressly waives the benefit of any statute or rule of law or of equity now provided, or which may hereafter be provided, which would produce a result contrary to, or in conflict with, the foregoing.

         18. Disbursements. Funds representing the proceeds of the indebtedness evidenced hereby which are disbursed by Lender by mail, wire transfer or other delivery to Borrower, to escrows or otherwise for the benefit of Borrower shall, for all purposes, be deemed outstanding hereunder and to have been received by Borrower as of the date of such mailing, wire transfer, or other delivery and until repaid, notwithstanding the fact that such funds may not at any time have been remitted by such escrows to Borrower or for its benefit.

         19. Exempted Transaction. Borrower agrees that (a) the payment obligations evidenced by this Note and the other instruments securing this Note are exempted transactions under the Truth in Lending Act 15 USC ss. 1601, et seq.; (b) the proceeds of the indebtedness evidenced by this Note will not be used for the purchase of the registered equity securities within the purview of Regulation "U" issued by the Board of Governors of the Federal Reserve System; and (c) on the Maturity Date, Lender shall not have any obligation to refinance the indebtedness evidenced by this Note or to extend further credit to Borrower.

         20. Captions. The captions to the Sections of this Note are for convenience only and shall not be deemed part of the text of the respective Sections and shall not vary, by implication or otherwise, any of the provisions of this Note.

         21. Due-on-Sale-and-Encumbrance Call Provisions. The Mortgage provides for certain rights on the part of the Lender to call all outstanding principal and accrued interest on this Note due and payable in full together with the prepayment premium then in effect under the terms of this Note in the event that
(a) Borrower should sell, convey, contract to sell or convey, assign or encumber any property, real or personal, encumbered by the Mortgage in violation of
Section 2.9 of the Mortgage, or (b) certain corporate stock interests in the Borrower should be sold, conveyed, assigned or encumbered in violation of
Section 2.9 of the Mortgage, without, in each instance, the prior written consent of the Lender. Reference to the Mortgage must be made for the terms of these provisions. Such provisions are incorporated herein by this reference.

         22. Notices. All notices required or committed to be given hereunder to Borrower or Lender shall be given in the manner and to the place as provided in the Mortgage for notices to the "Mortgagor" or the "Mortgagee".

         23. Limitations on Sale or Financing. The Mortgage includes certain limitations on the right of Borrower to sell, convey, contract to sell, convey, assign or encumber any property, real or personal, encumbered by the Mortgage or to sell, convey, assign or encumber certain interests in Borrower. Reference to the Mortgage must be made for the terms of these provisions. Such provisions are incorporated herein by this reference.

         24. Joint and Several Liability. The promises and agreements herein shall be construed to be and are hereby declared to be the joint and several promises and agreements of all Borrowers and shall constitute the joint and several obligations of each Borrower and shall be fully binding upon and enforceable against each Borrower. Neither the death nor release of any person or party to this Note shall affect or release the joint and several liability of any other person or party. Lender may at its option enforce this Note against one or all of Borrowers, and Lender shall not be required to resort to enforcement against each Borrower and the failure to proceed against or join any Borrower shall not affect the joint and several liability of any other Borrower.

         25. Miscellaneous. The provisions of this Note may not be waived, changed or discharged orally, but only by an agreement in writing signed by Borrower and Lender; and any oral waiver, change or discharge of any term or provision of this Note shall be without authority and of no force or effect. The invalidity or unenforceability of any provision of this Note shall not affect the validity or enforceability of any other term or provision hereof.

         26. Jury Trial. NEITHER BORROWER, LENDER, ANY GUARANTOR OR ANY OTHER PERSON OR ENTITY LIABLE FOR THE INDEBTEDNESS EVIDENCED HEREBY, OR ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF LENDER, BORROWER, ANY GUARANTOR OR ANY OTHER PERSON OR ENTITY SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS NOTE, THE MORTGAGE, OR ANY INSTRUMENT SECURING THIS NOTE, ANY COLLATERAL FOR THE PAYMENT HEREOF OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG SUCH PERSONS OR ENTITIES, OR ANY OF THEM. NEITHER LENDER, BORROWER NOR ANY GUARANTOR OR ANY SUCH OTHER PERSON OR ENTITY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TIUAL HAS BEEN WAIVED, WITH ANY OTHER ACTION WHICH A JURY TIIJAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THE PROVISIONS HEREOF SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES BORROWER ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY LENDER THAT THE PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH LENDER HAS RELIED, IS RELYING AND WILL RELY IN MAKING THE LOAN. BORROWER ACKNOWLEDGES THAT IT HAS CONSULTED WITH AN ATTORNEY AND FULLY UNDERSTANDS THE LEGAL EFFECT OF THE PROVISIONS OF THIS SECTION.

Borrower has executed this Promissory Note as of the date and year first above written.

                                   "BORROWER"

                  KVH Industries, Inc., a Delaware corporation




                                       By:
                               (Signature), Title



                                (Printed), Title